                                                                    EXHIBIT 99.2

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                                   $90,000,000

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                         MISSION RESOURCES CORPORATION,

                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                        FARALLON ENERGY LENDING, L.L.C.,

                                   as Arranger

                           JEFFERIES & COMPANY, INC.,

                              as Syndication Agent

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                             as Administrative Agent

                           Dated as of March 28, 2003



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
                               TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS ...................................................   2

     1.1   Defined Terms ...................................................   2

     1.2   Other Definitional Provisions ...................................  26

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS ...............................  26

     2.1   Commitments .....................................................  26

     2.2   Procedure for Borrowing .........................................  26

     2.3   Repayment of Term Loans .........................................  27

     2.4   Repayment of Loans; Evidence of Debt ............................  27

     2.5   Fees ............................................................  28

     2.6   Optional Prepayments ............................................  30

     2.7   Mandatory Prepayments ...........................................  30

     2.8   Interest Rates and Payment Dates ................................  32

     2.9   Application of Payments .........................................  32

     2.10  Requirements of Law .............................................  35

     2.11  Taxes ...........................................................  35

     2.12  Change of Lending Office ........................................  37

     2.13  Replacement of Lenders ..........................................  37

SECTION 3.   REPRESENTATIONS AND WARRANTIES ................................  38

     3.1   Financial Condition .............................................  38

     3.2   No Change .......................................................  39

     3.3   Corporate Existence; Compliance with Law ........................  39

     3.4   Corporate Power; Authorization; Enforceable Obligations .........  40

     3.5   No Legal Bar ....................................................  40

     3.6   No Material Litigation ..........................................  40

     3.7   No Default ......................................................  41

     3.8   Ownership of Property; Liens ....................................  41

     3.9   Intellectual Property ...........................................  42

     3.10  Taxes ...........................................................  42

     3.11  Federal Regulations .............................................  42

     3.12  Labor Matters ...................................................  43
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                               TABLE OF CONTENTS
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     3.13  ERISA ...........................................................  43

     3.14  Investment Company Act; Other Regulations .......................  43

     3.15  Subsidiaries ....................................................  43

     3.16  Use of Proceeds .................................................  43

     3.17  Environmental Matters ...........................................  44

     3.18  Accuracy of Information, Etc ....................................  45

     3.19  Security Documents ..............................................  45

     3.20  Gas Imbalances ..................................................  46

     3.21  Initial Reserve Report ..........................................  46

     3.22  Insurance .......................................................  46

     3.23  Existing Hedging Agreements .....................................  47

     3.24  Marketing of Production .........................................  47

     3.25  Material Personal Property ......................................  47

     3.26  Exchange Act Reports ............................................  47

SECTION 4.   CONDITIONS PRECEDENT ..........................................  48

     4.1   Conditions to Initial Extension of Credit .......................  48

SECTION 5.   AFFIRMATIVE COVENANTS .........................................  50

     5.1   Financial Reporting .............................................  50

     5.2   Certificates; Other Information .................................  53

     5.3   Payment of Obligations ..........................................  55

     5.4   Conduct of Business and Maintenance of Existence, Etc ...........  55

     5.5   Maintenance of Property; Insurance ..............................  55

     5.6   Inspection of Property; Books and Records; Discussions ..........  57

     5.7   Notices .........................................................  57

     5.8   Environmental Laws ..............................................  58

     5.9   Additional Collateral, Etc ......................................  58

     5.10  Title Information ...............................................  59

     5.11  Rating of Loans .................................................  60

     5.12  Oil and Gas Hedging Contracts ...................................  60

     5.13  Further Assurances ..............................................  61

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                               TABLE OF CONTENTS
                                  (continued)

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     5.14  Maintenance of Reserve Value ................................................  61

     5.15  Cooperation Regarding Additional Budget .....................................  61

SECTION 6.   NEGATIVE COVENANTS ........................................................  62

     6.1   Limitation on Indebtedness ..................................................  62

     6.2   Limitation on Liens .........................................................  62

     6.3   Limitation on Fundamental Changes ...........................................  63

     6.4   Limitation on Disposition of Property .......................................  63

     6.5   Limitation on Restricted Payments ...........................................  64

     6.6   Limitation on Capital Expenditures ..........................................  65

     6.7   Limitation on Investments ...................................................  65

     6.8   Limitation and Modifications of Organizational Documents and Revolving
           Credit Facility .............................................................  66

     6.9   Limitation on Transactions with Affiliates ..................................  66

     6.10  Limitation on Sales and Leasebacks ..........................................  67

     6.11  Limitation on Negative Pledge Clauses .......................................  67

     6.12  Limitation on Restrictions on Subsidiary Distributions ......................  67

     6.13  Limitation on Lines of Business .............................................  67

     6.14  Limitation on Hedging Agreements ............................................  67

     6.15  Gas Imbalances, Take-or-Pay or Other Prepayments ............................  67

     6.16  Future Subsidiaries .........................................................  68

     6.17  Dormant Subsidiaries ........................................................  68

     6.18  Limitation on Changes in Fiscal Periods .....................................  68

     6.19  Minimum Consolidated EBITDA .................................................  68

     6.20  Leverage Ratio ..............................................................  68

     6.21  Consolidated Fixed Charge Coverage ..........................................  68

SECTION 7.   EVENTS OF DEFAULT .........................................................  68

SECTION 8.   THE AGENTS ................................................................  71

     8.1   Appointment and Authorization of Agents .....................................  71

     8.2   Delegation of Duties ........................................................  72

     8.3   Exculpatory Provisions ......................................................  72
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                                      iii

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                               TABLE OF CONTENTS
                                  (continued)
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     8.4   Reliance by Agents ..........................................................  72

     8.5   Notice of Default or Event of Default .......................................  72

     8.6   Credit Decision .............................................................  73

     8.7   Costs and Expenses; Indemnification .........................................  73

     8.8   Agents in Individual Capacity ...............................................  74

     8.9   Successor Administrative Agent ..............................................  74

     8.10  Lender in Individual Capacity ...............................................  75

     8.11  Withholding Taxes ...........................................................  75

     8.12  Collateral Matters ..........................................................  77

     8.13  Restrictions on Actions by Lenders; Sharing of Payments .....................  78

     8.14  Agency for Perfection .......................................................  79

     8.15  Payments by the Administrative Agent to the Lenders .........................  79

     8.16  Concerning the Collateral and Related Loan Documents ........................  79

     8.17  Field Audits and Examination Reports; Confidentiality; Disclaimers
           by Lenders; Other Reports and Information ...................................  80

     8.18  Several Obligations; No Liability ...........................................  81

     8.19  The Arranger; the Syndication Agent .........................................  81

SECTION 9.   MISCELLANEOUS .............................................................  81

     9.1   Amendments and Waivers ......................................................  81

     9.2   Notices .....................................................................  83

     9.3   No Waiver; Cumulative Remedies ..............................................  84

     9.4   Survival of Representations and Warranties ..................................  84

     9.5   Payment of Expenses .........................................................  84

     9.6   Successors and Assigns; Participations and Assignments ......................  85

     9.7   Adjustments; Set-off ........................................................  89

     9.8   Counterparts ................................................................  89

     9.9   Severability ................................................................  89

     9.10  Integration .................................................................  89

     9.11  GOVERNING LAW ...............................................................  90

     9.12  Submission To Jurisdiction; Waivers .........................................  90
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                               TABLE OF CONTENTS
                                   (coninued)

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     9.13  Acknowledgments .............................................................  90

     9.14  Confidentiality .............................................................  91

     9.15  Release of Collateral and Guarantee Obligations .............................  91

     9.16  Accounting Changes ..........................................................  92

     9.17  WAIVERS OF JURY TRIAL .......................................................  92

     9.18  Effect of Amendment and Restatement of the Existing Credit Agreement ........  92

     9.19  Usury Savings Clause ........................................................  92
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                                       v

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                               TABLE OF CONTENTS
                                  (continued)

SCHEDULES:

1.1          Commitments
1.2          Designated Account
1.3          Mortgages
1.4          Payment Office
1.5          Basis Differential
3.1(b)       Disposition
3.15         Subsidiaries
3.19(a)-1    UCC Filing Jurisdictions
3.19(a)-2    UCC Financing Statements to Remain on File
3.19(a)-3    UCC Financing Statements to be Terminated
3.19(b)      Mortgage Filing Jurisdictions
3.20         Gas Imbalances
3.22         Insurance
3.23         Hedging Agreements
3.24         Long Term Marketing Contracts
6.1(d)       Existing Indebtedness

EXHIBITS:

A            Form of Borrowing Notice
B            Form of Compliance Certificate
C            Form of Second Amended, Restated and Consolidated Guaranty and Collateral
             Agreement
D            Form of Mortgage Amendment
E            Form of Note
F            Form of Exemption Certificate
G-1          Form of Closing Certificate
G-2          Form of Secretary's Certificate
H            Form of Legal Opinion of Porter & Hedges, L.L.P.
I            Form of Legal Opinion of Schully, Roberts, Slattery, Jaubert & Marino
J            Form of Assignment and Acceptance
K            Form of Purchase and Sale Agreement

          This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 28, 2003, is among MISSION RESOURCES CORPORATION, a corporation formed under the laws of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), FARALLON ENERGY LENDING, LLC as sole advisor, sole lead arranger and sole bookrunner (in such capacity, the "Arranger"), JEFFERIES & COMPANY, INC., as the syndication agent (in such capacity, the "Syndication Agent") and FOOTHILL CAPITAL CORPORATION, as the administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, the Borrower, those financial institutions party thereto (collectively, the "Prior Lenders"), The Chase Manhattan Bank, as administrative agent, BNP Paribas, as syndication agent, and First Union National Bank and Fleet National Bank, as co-documentation agents, entered into that certain Credit Agreement, dated as of May 16, 2001, as amended by First Amendment to Credit Agreement, executed effective as of May 29, 2001, Second Amendment to Credit Agreement, executed effective as of March 28, 2002, and Third Amendment to Credit Agreement, executed effective October 7, 2002 (the "Existing Credit Agreement");

          WHEREAS, in connection with the Existing Credit Agreement, the Borrower and certain of its subsidiaries executed and delivered to The Chase Manhattan Bank, as administrative agent thereunder for the benefit of the Prior Lenders, various guarantees, mortgages, deeds of trust, stock powers, financing statements and other Loan Documents (as defined in the Existing Credit Agreement) (as amended, modified and supplemented prior to the effectiveness of this Agreement, together with the Existing Credit Agreement, the "Existing Credit Documents");

          WHEREAS, the Lenders and the Prior Lenders have entered into those certain Assignment Agreements of even date herewith pursuant to which the Prior Lenders assigned all of their rights and interests in and delegated all of their commitments under the Existing Credit Agreement and the Existing Credit Documents;

          WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement to make available a term loan facility (referred to herein as the "Loan Facility"); and

          WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement in order to make the Loan Facility available upon the terms and subject to the conditions set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "10-7/8% Notes": the 10-7/8% Senior Subordinated Notes due 2007 of the Borrower.

          "ACH Transactions": any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of the Borrower or its Subsidiaries.

          "Acceptable Oil and Gas Hedging Agreement": an Oil and Gas Hedging Contract (i) with Wells Fargo or any of its affiliates or (ii) (a) with a counterparty reasonably acceptable to the Administrative Agent, (b) pursuant to an agreement the terms of which are reasonably acceptable to the Administrative Agent, and (c) the arrangements of which are otherwise reasonably acceptable to the Administrative Agent.

          "Additional Commitment": as to any Lender, the obligation, if any, of such Lender to make a Loan to the Borrower pursuant to Section 2.1(b) in a principal amount not to exceed the amount set forth under the heading "Additional Commitments" opposite such Lender's name on Schedule 1.1 attached hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Additional Commitments is $10,000,000.

          "Additional Budget": as defined in Section 5.2(c).

          "Additional Extensions of Credit": as defined in Section 9.1.

          "Additional Loans": as defined in Section 2.1(b).

          "Adjusted PV-10 Value": an aggregate net present value of Oil and Gas Properties calculated before income taxes and discounted at 10% in accordance with the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, provided that in calculating such net present value, pricing for the first three years will be equal to NYMEX strip pricing for crude oil and natural gas (held flat after the first three years at the average strip pricing for the third year of such three-year period), determined as of the date as of which such calculation is being made and adjusted for historical basis differentials, and using the following risk factors on proved reserve categories: PDP: 100%, PDNP: 75%, PUD: 50%, possible reserves: 0% and probable reserves: 0%.

          "Administrative Agent": as defined in the preamble hereto.

          "Affected Lender": as defined in Section 2.13.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Loan Parties.

          "Agent-Related Persons": each of the Agents together with their respective affiliates, officers, directors, employees, and agents.

          "Agents": the collective reference to the Syndication Agent, the Arranger and the Administrative Agent.

          "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Interest Rate": (a) during the First Period, 12.0% per annum and (b) during the Second Period, 13.0% per annum.

          "Approved Engineers": as defined in Section 5.1(e).

          "Arranger": as defined in the preamble hereto.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clauses
(a), (b), (c), (e), (f), (h), (i) and (j) of Section 6.4 and any Disposition of Property in connection with a Recovery Event).

          "Assignee": as defined in Section 9.6(c).

          "Assignment and Acceptance": as defined in Section 9.6(c).

          "Assignor": as defined in Section 9.6(c).

          "Authorized Person": any officer or other employee of the Borrower or any Guarantor.

          "Bank Product Agreements": those certain agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

          "Bank Product Obligations": all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

          "Bank Products": any service or facility extended to Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

          "Bankruptcy Event": as defined in Section 7(f).

          "Basis Differential": in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the oil or gas, as the case may be, produced by such Oil and Gas Property, is sold.

          "Benefitted Lender": as defined in Section 9.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit A, delivered to the Administrative Agent.

          "Budget": means the Initial Budget together with each Additional
Budget.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that "Capital Expenditures" shall exclude expenditures of property and casualty insurance or any award or other compensation with respect to any condemnations of property (or any transfer or disposition of property in lieu of condemnation), in compliance with Section 5.5(c).

          "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which are at least 95% invested in assets satisfying the requirements of clauses (a) through
(f) of this definition.

          "Casualty Event" shall mean any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.

          "Change of Control": the occurrence of any of the following events:
(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the total voting power of the Voting Stock of the Borrower; (b) the merger or consolidation of the Borrower with or into another Person or the merger or consolidation of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower to another Person, and, in the case of any such merger or consolidation, the Voting Stock of the Borrower that is outstanding immediately prior to such transaction and is changed into or exchanged for cash, securities or property, unless pursuant to such transaction such Voting Stock is changed or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or (c) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; provided that the occurrence of any event specified above shall not be deemed a Change of Control if such event occurs in connection with, or as the result of, the exchange of 10-7/8% Notes for Voting Stock or the issuance of Voting Stock for cash in connection with an exchange of 10-7/8% Notes for any combination of cash, Voting Stock or Subordinated Indebtedness.

          "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall be not later than April 30, 2003.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collections": all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of any Loan Party.

          "Commitment": with respect to any Lender, such Lender's Initial Commitment and the Additional Commitment of such Lender.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

          "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent taken into account in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Fixed Charge Coverage": for any period, the sum (without duplication) of (a) the Consolidated EBITDA of the Borrower during such period minus (b) the Capital Expenditures for the Borrower and its consolidated Subsidiaries during such period minus (c) the income tax expense of the Borrower and its consolidated Subsidiaries for such period to the extent paid (or required to be paid) in cash with respect to such period minus (d) the Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries for such period to the extent paid (or required to be paid) in cash with respect to such period plus (e) $7,000,000.

          "Consolidated Interest Expense": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Net Income": with respect to the Borrower and its consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a consolidated Subsidiary, as the case may be; (ii) the net income (but not the loss) to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses during such period, including gains or losses attributable to Property sales not in the ordinary course of business, it being acknowledged and agreed that sales of Oil and Gas Properties or interests therein are in the ordinary course of the Borrower's business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

          "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director of the Borrower, if, in each case, such other director is appointed by at least 66-2/3% of the then Continuing Directors or such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of a majority of the Permitted Holders in his or her election by the shareholders of the Borrower.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "DDA": any checking or other demand deposit account maintained by the Borrower.

          "Dedicated Free Cash": as to the Borrower, one-half of the amount by which the Discretionary Cash Flow for the fiscal year ending December 31, 2003 exceeds $35,000,000.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Deferred Financing Fee": as defined in Section 2.5(b).

          "Derivatives Counterparty": as defined in Section 6.5.

          "Designated Account": that certain check or other demand deposit account maintained by the Borrower identified on Schedule 1.2.

          "Designated Account Bank": the bank identified on Schedule 1.2.

          "Disclosure Documents": as defined in Section 3.26.

          "Discretionary Cash Flow": as to the Borrower (a) the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2003 minus (b) the sum of (i) the Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries for such fiscal year to the extent paid (or required to be paid) in cash with respect to such fiscal year and (ii) the income tax expense of the Borrower and its Consolidated Subsidiaries for such fiscal year to the extent paid (or required to be paid) in cash with respect to such fiscal year.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (but excluding the creation of any lien or the payment of any cash in the ordinary course of business and not otherwise prohibited by Sections 6.5, 6.6 or 6.7); and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Disqualified Stock": as to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) requires the payment of dividends (other than dividends payable solely in common stock which does not otherwise constitute Disqualified Stock) or matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to, or within two years after, the date hereof.

          "Dollars" and "$": lawful currency of the United States of America.

          "Dormant Subsidiary": Bellwether Cayman, Inc., a company formed under the laws of the Cayman Islands.

          "Draft Financial Statements": as defined in Section 3.1(b).

          "Environmental Laws": any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C.
(S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excepted Liens": (i) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters, each of which is in respect of obligations that have not been outstanding more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) Liens which
(A) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements; injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and (B) are for claims which either are not delinquent or are being contested in good faith by appropriate proceedings and as to which the Borrower or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such Property is held by the Borrower or any of its Subsidiaries or materially impair the value of such Property subject thereto; (v) Liens reserved in oil and gas mineral leases, or created by statute, to secure royalty, net profits interests, bonus payments, rental payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and compliance with the terms of such Hydrocarbon Interests, provided that such Liens secure claims which either are not delinquent or are being contested in good faith by appropriate proceedings and as to which the Borrower or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (vi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that (A) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depository in excess of those set forth by regulations promulgated by Board of Governors of the Federal Reserve System, and (B) no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; (vii) all other non-consensual defects in title (which might otherwise constitute Liens) arising in the ordinary course of the Borrower's or such Subsidiary's business or incidental to the ownership of their respective Properties; provided that no such Liens shall secure the payment of Indebtedness or shall, in the aggregate, materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of the Borrower or such Subsidiary; (viii) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any Property which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (ix) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and
(x) judgment Liens not giving rise to an Event of Default provided that (A) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired and (B) no action to enforce such Lien has been commenced.

          "Excess Free Cash": as to the Borrower for the fiscal year ending December 31, 2003, one-half of the amount by which the Discretionary Cash Flow for such fiscal year exceeds $35,000,000.

          "Existing Counterparty": the counterparties under the Existing Hedge Agreements.


          "Existing Credit Agreement": as defined in the recitals hereto.

          "Existing Credit Documents": as defined in the recitals hereto.

          "Existing Oil and Gas Hedging Contracts": as defined in Section 3.23.

          "Farallon": Farallon Capital Management, LLC.

          "Farallon Entity": any of Farallon Capital Management, LLC, Farallon Energy Lending, L.L.C., Farallon Partners, LLC and any entity under common controlled with any of the foregoing.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Citibank, N.A. (New York office), from three federal funds brokers of recognized standing selected by it.

          "Fee Letter": that certain fee letter, dated as of March 28, 2003, between Borrower and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

          "Fee Payment Date": as defined in Section 2.5(b).

          "First Period": the period beginning on the Closing Date through and including February 16, 2004.

          "Foothill": Foothill Capital Corporation, a California corporation.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office as set forth on Schedule 1.3 or otherwise by notice to the Borrower and the Lenders.


          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any province, commonwealth, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

          "Governmental Requirement": any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "Granting Lender": as defined in Section 9.6(g).

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": a collective reference to Black Hawk Oil Company, a Delaware corporation, Mission E&P Limited Partnership, a Texas limited partnership, Mission Holdings LLC, a Delaware limited liability company, and Pan American Energy Finance Corp., a Delaware corporation.

          "Guaranty and Collateral Agreement": the Second Amended, Restated and Consolidated Guaranty and Collateral Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Hedging Agreement": collectively, any Rate Management Agreement and/or Oil and Gas Hedging Contract.

          "Hedging Obligations": with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

          "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Hydrocarbons": collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

          "Hydrocarbon Interests": all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests, and other similar interests.

          "Indebtedness": of any Person at any date, without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and
(j) for the purposes of Section 7(e) only, all obligations (netted, to the extent provided for therein) of such Person in respect of Hedging Agreements.

          "Indemnified Liabilities": as defined in Section 9.5.

          "Indemnitee": as defined in Section 9.5.

          "Initial Budget": as defined in Section 4.1(g).

          "Initial Commitment": as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower pursuant to Section 2.1(a) in a principal amount not to exceed the amount set forth under the heading "Initial Commitments" opposite such Lender's name on Schedule 1.1 attached hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Initial Commitments is $80,000,000.

          "Initial Equity Issuance": as defined in Section 2.7(a).

          "Initial Equity Issuance Excess Proceeds: as defined in Section
2.7(a).

          "Initial Loans": as defined in Section 2.1(a).

          "Initial Reserve Report": as defined in Section 3.21.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA, and the term "Insolvent" shall have a correlative meaning.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": the first Business Day of each month beginning April 2003.

          "Investments": as defined in Section 6.7.

          "IRC": Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "IRS": U.S. Internal Revenue Service.

          "Lender Group": individually and collectively, each of the Lenders and the Administrative Agent, the Arranger and the Syndication Agent.

          "Lender Group Expenses": all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) reasonable fees or charges paid or incurred by any one or more members of the Lender Group in connection with any Loan Document, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien and judgment searches, and searches for liens under the Uniform Commercial Code) and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals, business valuations or examinations of the Borrower's or any Guarantors' Oil and Gas Properties to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), and environmental audits, (c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to the Borrower (by wire transfer or otherwise) pursuant to any Loan Document, (d) reasonable charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the books and records to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with the Borrower or any guarantor of the Obligations, (h) the Administrative Agent's reasonable fees and expenses (including attorneys' fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) the Administrative Agent's and each Lender's reasonable fees and expenses (including attorneys' fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Bankruptcy Event concerning the Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Lenders": as defined in the preamble hereto.

          "Leverage Ratio": as at the last day of any fiscal quarter of the Borrower, the ratio of (a) the aggregate principal amount of the Loans outstanding plus the aggregate principal amount of all Indebtedness which is pari passu with or senior in right of payment to the Loans as of such date (excluding Indebtedness under any Hedging Agreement) to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four fiscal quarters ending on such day. Notwithstanding the foregoing, until four full fiscal quarters have elapsed after the

Closing Date, the Leverage Ratio will be calculated with respect to the number of full fiscal quarters elapsed since the Closing Date and, with respect to the calculation of the Leverage Ratio (i) for the first full fiscal quarter after the Closing Date, consolidated EBITDA for such period will be multiplied by four, (ii) for the period consisting of the first two fiscal quarters after the Closing Date, consolidated EBITDA will be multiplied by two and (iii) for the period consisting of the first three fiscal quarters after the Closing Date, consolidated EBITDA will be multiplied by four-thirds.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing), in each case intended as security.

          "Loans": the Initial Loans and the Additional Loans.

          "Loan Documents": this Agreement, the Security Documents, the Syndication Letter Agreement, the Fee Letter and the Notes.

          "Loan Facility": as defined in the recitals hereto.

          "Loan Parties": the Borrower and the Guarantors.

          "Loan Percentage": at any time, with respect to any Lender (i) when used with respect to Initial Loans or Initial Commitments, the percentage which such Lender's Initial Loan or Initial Commitment then constitutes of the aggregate Initial Loans or Initial Commitments, (ii) when used with respect to Additional Loans or Additional Commitments, the percentage which such Lender's Additional Loans or Additional Commitment then constitutes of the aggregate Additional Loans or Additional Commitments and (iii) when used with respect to Loans or Commitments as a whole (and not with respect to Initial Loans, Additional Loans, Initial Commitments or Additional Commitments in particular), the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Majority Lenders": at any time, the holders of a majority of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of the aggregate unpaid principal amount of the Loans then outstanding and the Additional Commitments.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Maturity Date": as defined in Section 2.3.

          "Moody's": as defined in the definition of Cash Equivalents.

          "Mortgaged Properties": the Oil and Gas Properties purported to be subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders.

          "Mortgages": each Amended, Restated and Consolidated Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement identified on Schedule 1.3, in each case, as amended by the respective Second Amended, Restated and Consolidated Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes": as defined in Section 2.11(a).

          "Non-U.S. Lender": as defined in Section 2.11(d).

          "Note": as defined in Section 2.4(e).

          "NYMEX": the New York Mercantile Exchange or its successor entity.

          "NYMEX Strip Price": the lower of (i) as of any date of determination
(A) for the 24 month period commencing with the month in which the date of determination occurs, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by Borrower to the Administrative Agent pursuant to Section 5.1(i), as quoted on the NYMEX, and
(B) for periods after such 24 month period, the average of the quoted prices for the period from and including the 13/th/ month in such 24 month period through the 24/th/ month in such period; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the future contract prices used shall be the comparable futures contract prices quoted on such other nationally recognized commodities exchange as the Administrative Agent shall designate, and (ii) $27.43 per barrel of oil and $4.43 per MmBTU of natural gas produced from Oil and Gas Properties located in the continental United States, provided, that with respect to the volume of Acceptable Oil and Gas Hedging Contracts, the NYMEX Strip Price for such volume of Hydrocarbons, if greater than the price determined above, shall be the average weighted price fixed under the Acceptable Oil and Gas Hedging Contracts then in effect.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto), Bank Product Obligations or otherwise.

          "Oil and Gas Hedging Contract": with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other Hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the oil and gas business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

          "Oil and Gas Properties": with respect to any Person, all rights, titles and interests of such Person in Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of such Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of such Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to such Hydrocarbon Interests or the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to such Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to such Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired by such

Person and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "Other Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was (i) any lender under the Revolving Credit Facility or (ii) any other counterparty approved by the Administrative Agent or the Majority Lenders, which approval will not be unreasonably withheld.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 9.6(b).

          "Payment Office": the office in New York specified from time to time by the Administrative Agent as its payment office as set forth on Schedule 1.4 or otherwise by notice to the Borrower and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Discretion": a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Holders": (i) Persons who beneficially own Voting Stock of the Borrower on the Closing Date and (ii) officers or employees of the Borrower or any of its Subsidiaries as of the Closing Date.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee pension benefit plan, as defined by ERISA, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prior Lenders": as defined in the recitals hereto.

          "Pro Forma Balance Sheet": as defined in Section 3.1(a).

          "Projections": as defined in Section 5.2(c).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Prospect": Hydrocarbon Interests owned by any Loan Party with respect to all or a portion of a geologic structure or feature, stratigraphic trap or horizon in undeveloped acreage which is reasonably believed to contain Hydrocarbons and with respect to which such Loan Party proposes to drill one or more exploratory or development wells.

          "Prospect Sale": with respect to any Prospect owned in whole or in part by any Loan Party, the sale by such Loan Party, on an arms' length basis and on customary industry terms, of an undivided working interest or interests in such Prospect to one or more industry participants in order to spread the risks associated with drilling exploration or development wells on such Prospect.

          "Proved Developed Non-Producing Reserves": those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

          "Proved Developed Producing Reserves": those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

          "Proved Producing Reserves": proved developed producing oil and gas reserves as such term is defined by the SEC in its standards and guidelines.

          "Proved Reserves": those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

          "Proved Undeveloped Reserves": those Oil and Gas Properties designated as "proved undeveloped" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

          "Purchase Agreement": that certain Purchase and Sale Agreement in form of Exhibit K, dated as of the date hereof, with respect to the repurchase by the Borrower of the Repurchased 10-7/8% Notes.

          "PV-10 Value": as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

          (i) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of Borrower as set forth on Schedule 1.5, as such Exhibit may from time to time be amended at the request of Borrower with the written consent of the Administrative Agent, (B) the prices for fixed price contracts for such month and (C) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the full cost method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

          (ii) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

          "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender.

          "Rate Management Agreement": with respect to any Person, any interest rate or currency swaps, caps or collar agreements, foreign exchange agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding (or proceeding in lieu thereof) relating to any asset of the Borrower or any Subsidiary.

          "Recovery Purposes": the repair or replacement of damaged or destroyed assets with respect to which property or casualty insurance proceeds have been received or the acquisition of Replacement Assets with condemnation proceeds which have been received.

          "Register": as defined in Section 9.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reinvestment Deferred Amount": at any time with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that, at such time, are not then required to be applied to prepay the Loans pursuant to Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": with respect to any Asset Sale or Recovery Event, a written notice executed by a Responsible Officer of the Borrower (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that one or more of the Loan Parties (A) have acquired Replacement Assets or have expended funds for Recovery Purposes during the 90-day period immediately prior to the consummation of such Asset Sale or Recovery Event and have paid the amount specified in such Reinvestment Notice for such Replacement Assets or for Recovery Purposes or (B) have used all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event for the acquisition of Replacement Assets or for Recovery Purposes or (C) in the case of a Prospect Sale, have used or committed to use all or a specified portion of the Net Cash Proceeds of such Prospect Sale for Replacement Assets, (iii) setting forth the calculations used in determining such assets to be "Replacement Assets" and (iv) with respect to Replacement Assets acquired for an aggregate consideration greater than $5,000,000, accompanied by the reserve report or other information delivered to or used by the Borrower with respect to the oil and gas reserves acquired.

          "Reinvestment Prepayment Date": the date occurring 90 days after a Recovery Event or the consummation of an Asset Sale, as the case may be.

          "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Replacement Assets": (i) with respect to any Asset Sale of Oil and Gas Properties (other than Prospect Sales), Oil and Gas Properties acquired by any Loan Party for which the ratio of the total consideration paid in such acquisition to the Adjusted PV-10 Value of the Oil and Gas Properties so acquired multiplied by 90% is equal to or less than the ratio of the total consideration received for the Oil and Gas Properties Disposed of pursuant to an Asset Sale to the Adjusted PV-10 Value of such Oil and Gas Properties, (ii) with respect to any Prospect Sale, expenditures for land, geological and geophysical and drilling expenses actually incurred in connection with respect to such Prospect, (iii) with respect to any Asset Sale of assets other than Oil and Gas Properties, assets comparable to the assets Disposed of in such Asset Sale and
(iv) with respect to any Recovery Event, the acquisition of assets comparable to the assets lost or destroyed as a result of the occurrence giving rise to such Recovery Event or the expenditure of funds to repair assets damaged as a result of such occurrence.

          "Report": as defined in Section 8.17.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
Reg. (S) 4043.

          "Repurchased 10-7/8% Notes": the 10-7/8% Notes to be purchased pursuant to the Purchase Agreement.

          "Required Lenders": at any time, the holders of a 66-2/3% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of the aggregate unpaid principal amount of the Loans then outstanding and the Additional Commitments.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve": a reserve against the PV-10 Value of the Proved Reserves of the Borrower and its Subsidiaries determined by the Administrative Agent based upon, without duplication, (a) past due or accrued taxes or other charges by a Governmental Authority, including ad valorem, personal property and other taxes which may have priority over the Liens of the Administrative Agent in the Collateral; (b) Liens on any Oil and Gas Properties (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents) (whether inchoate or otherwise) in favor of third Persons, including, without limitation, any Governmental Authority (whether or not such Liens are Excepted Liens); (c) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow or surety arrangement acceptable to the Administrative Agent in its Permitted Discretion); (d) without duplication of the foregoing, amounts owing by the Borrower or any Guarantor to any Person, including, without limitation, any Governmental Authority, to the extent secured by a Lien (whether or not such Lien is an Excepted Lien) on, or trust (constructive or otherwise) over, any of the Oil and Gas Properties (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents), which Lien or trust, in the Administrative Agent's Permitted Discretion has a reasonable possibility of having a priority superior to Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than the Loan Parties) in and to such item of Collateral, proceeds or collection; (e) to the extent not taken into account in the most recent Reserve Report delivered to the Administrative Agent, amounts which the Administrative Agent determines are appropriate to account for minority interests and other interests of Persons other than the Borrower and any natural gas imbalances of the Borrower and for sales of Oil and Gas Properties; (f) unrealized losses related to Oil and Gas Hedging Contracts; and (g) any reserves that the Administrative Agent may impose as a result of non-compliance with Section 5.5 by any owner or operator of the Oil and Gas Properties of any Loan Party.

          "Reserve Report": the Initial Reserve Report and any other Reserve Report delivered pursuant to Section 5.1, in form and substance reasonably satisfactory to the Administrative Agent, prepared at the sole cost and expense of the Borrower by an independent petroleum engineer acceptable to the Majority Lenders (in the case of the Initial Reserve Report or any Reserve Report delivered pursuant to Section 5.1(e)) or by petroleum engineers who are employees of the Borrower (in the case of any Reserve Report delivered pursuant to Section 5.1(f)). Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production present value of the net proceeds of production, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Majority Lenders.

          "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Payments": as defined in Section 6.5.

          "Revolving Credit Facility": a senior secured revolving credit facility of up to $12,500,000 in aggregate principal amount executed by one or more of the Loan Parties on terms and provisions acceptable to the Administrative Agent and the Majority Lenders, including without limitation, provisions requiring the reduction of the loans outstanding under such facility to not more than $3,000,000 in aggregate principal amount (a) for a 30-day period in the event the loans outstanding under such facility exceed $3,000,000 in aggregate principal amount for any 90-day period and (b) the foregoing clause
(a) notwithstanding, unless the Borrower has consummated an acquisition of Oil and Gas Properties for consideration valued at $8,000,000 or more during the immediately prior 90 days, on the day following any required payment on Subordinated Indebtedness.

          "S&P": as defined in the definition of Cash Equivalents.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Secured Parties": as defined in the Guaranty and Collateral
Agreement.

          "Security Documents": the collective reference to the Guaranty and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure any of the obligations and liabilities of any Loan Party under any Loan Document.

          "Second Period": the period beginning on February 17, 2004 through and including the Maturity Date.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SPC": as defined in Section 9.6(g).

          "Specified Hedge Agreement": any Hedging Agreement entered into by any Loan Party or any of their respective Subsidiaries and any Qualified Counterparty or Other Qualified Counterparty.

          "Subordinate Indebtedness": Indebtedness which by its terms is subordinate in right of payment to payments on or with respect to the Loans or otherwise with respect to Obligations under this Agreement.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Syndication Agent": as defined in the preamble hereto.

          "Syndication Letter Agreement": that certain Syndication Letter Agreement, dated as of March 28, 2003 among the Borrower, the Arranger and the Syndication Agent.

          "Taxes": as defined in Section 8.11(e).

          "Transferee": as defined in Section 9.14.

          "UCC": the Uniform Commercial Code of the State of New York.

          "Vehicle": as defined in the Guaranty and Collateral Agreement.

          "Voting Stock": as to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wells Fargo": Wells Fargo Bank, National Association, a national banking association.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Commitments.

          (a) Subject to the terms and conditions hereof, the Lenders severally agree to make term loans (each, an "Initial Loan") to the Borrower on the Closing Date in an amount for each Lender not to exceed the amount of the Initial Commitment of such Lender.

          (b) The Lenders severally agree, upon the request of the Borrower and with the written consent of the Majority Lenders, to make term loans (each, an "Additional Loan") to the Borrower on, or at any time after the Closing Date and prior to the Maturity Date, in an amount for each Lender not to exceed the amount of the Additional Commitment of such Lender.

          2.2 Procedure for Borrowing.

          (a) The Borrower shall deliver to the Administrative Agent a Borrowing Notice requesting that the Lenders make the Initial Loans on the Closing Date. Upon receipt of such Borrowing Notice, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Borrower an amount in immediately available funds equal to the Initial Loan or Initial Loans to be made by such Lender.

          (b) The Borrower may borrow under the Additional Loans on or at any time after the Closing Date and prior to the Maturity Date, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing
Date). Each borrowing of Additional Loans under the Additional Commitments shall be in an amount equal to $1,000,000 or a whole multiple thereof (or, if the then aggregate amount of available Additional Commitments is less than $1,000,000, such lesser amount). Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Loan Percentage of the amount of each borrowing of Additional Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          (c) The Administrative Agent is authorized to make the Additional Loans available to the Borrower under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person. The Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Initial Loans and the Additional Loans requested by the Borrower and made by the Lenders hereunder.

          2.3 Repayment of Term Loans. Each Loan of each Lender shall mature on January 6, 2005 (the "Maturity Date").

          2.4 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the principal amount of each Loan of such Lender on the Maturity Date or on such date on which the Loans become due and payable pursuant to Section 7. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.8.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans, of such Lender, substantially in the form of Exhibit E, (a "Note"), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

          2.5 Fees.

          (a) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent, including, without limitation, the fees set forth in the Fee Letter.

          (b) On the Closing Date the Lenders shall be entitled to a fee (the "Initial Deferred Financing Fee") from the Borrower equal to 3% of the Initial Commitments as of the Closing Date. On the date of each Additional Loan, each Lender shall be entitled to a fee (the "Additional Deferred Financing Fee" and, together with the Initial Deferred Financing Fee, the "Deferred Financing Fee") from the Borrower equal to 3% of the amount of the Additional Loan made by such Lender. The Initial Deferred Financing Fee shall be earned in full on the Closing Date and each Additional Deferred Financing Fee shall be earned in full on the date the related Additional Loan is made. Except as provided below, the Initial Deferred Financing Fee and each Additional Deferred Financing Fee shall be payable to the then holders of the Notes on (i) the occurrence of an Event of Default described in Sections 7(a), (e)(i) or (e)(ii) (other than an Event of Default occasioned by failure to pay the installment of interest due October 1, 2003, on the 10-7/8% Notes), (ii) the date on which the Loans are declared or otherwise become immediately due and payable pursuant to Section 7 and (iii) the date on which the Loans are prepaid or repaid in full (such date, the "Fee Payment Date"); provided, however, that:

               (i) any optional prepayment of the Loans pursuant to Section 2.6 shall reduce the Deferred Financing Fee payable as follows:

                    (A) If such optional prepayment is made prior to the date six months after the Closing Date, the Deferred Financing Fee payable shall equal (1) 2% of the amount of the principal so prepaid (which portion of the Deferred Financing Fee shall accompany any such prepayment) and (2) to the extent the amount so prepaid is less than all of the principal amount outstanding, 3% of the aggregate principal amount of the Loans outstanding on the Fee Payment Date;

                    (B) If such optional prepayment is made on or after the date six months after the Closing Date but on or prior to the date 10 months after the Closing Date, the Deferred Financing Fee shall equal
          (1) 1% of the amount of the principal so prepaid (which portion of the Deferred Financing Fee shall accompany any such prepayment) and (2) to the extent the amount so prepaid is less than all of the principal amount outstanding, 3% of the aggregate principal amount of the Loans outstanding on the Fee Payment Date;

                    (C) If such optional prepayment is made after the date 10 months after the Closing Date but on or prior to the date 15 months after the Closing Date, the Deferred Financing Fee payable with respect to the amount of the principal so prepaid shall be waived provided that to the extent the amount so prepaid is less than all of the principal amount outstanding, the Deferred Financing Fee shall continue to be payable with respect to the principal amount of the Loans outstanding on the Fee Payment Date; and

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

                      (D) If such optional prepayment is made after the date 15 months after the Closing Date but prior to January 6, 2005, the Deferred Financing Fee shall equal (1) 1% of the amount of the principal so prepaid (which portion of the Deferred Financing Fee shall accompany any such prepayment) and (2) to the extent the amount so prepaid is less than all of the principal amount outstanding, 3% of the aggregate principal amount of the Loans outstanding on the Fee Payment Date.

               (ii) any mandatory prepayment of the Loans pursuant to Sections 2.7(a) or (b) shall reduce the Deferred Financing Fee payable as follows:

                      (A) If such mandatory prepayment is made prior to the date ten months after the Closing Date, the Deferred Financing Fee payable shall equal (1) 1% of the amount of the principal so prepaid (which portion of the Deferred Financing Fee shall accompany any such prepayment) and (2) to the extent the amount so prepaid is less than all of the principal amount outstanding, 3% of the aggregate principal amount of the Loans outstanding on the Fee Payment Date; and

                      (B) If such mandatory prepayment is made after the date 10 months after the Closing Date, the Deferred Financing Fee payable with respect to the amount of the principal so prepaid shall be waived provided that to the extent the amount so prepaid is less than all of the principal amount outstanding, the Deferred Financing Fee shall continue to be payable with respect to the principal amount of the Loans outstanding on the Fee Payment Date.

               (iii) no Deferred Financing Fee shall be payable

                      (A) in connection with a mandatory prepayment pursuant to
          Section 2.7(c) provided that to the extent the amount so prepaid is less than all of the principal amount outstanding, the Deferred Financing Fee shall continue to be payable with respect to the principal amount of the Loans outstanding on the Fee Payment Date; and

                      (B) in connection with a single prepayment of up to $20,000,000 with proceeds from an issuance of Capital Stock by the Borrower provided that (1) such prepayment is effected within 30 days after the consummation of such equity issuance and (2) to the extent the amount so prepaid is less than all of the principal amount outstanding, the Deferred Financing Fee shall continue to be payable with respect to the principal amount of the Loans outstanding on the Fee Payment Date.

          2.6 Optional Prepayments. On and at any time after the date 90 days after the Closing Date (provided that no Default has occurred and is continuing), the Borrower may at any time prepay the Loans, in whole or in part, upon payment of the applicable Deferred Financing Fee. In order to optionally prepay any Loans, the Borrower shall deliver an irrevocable notice to the Administrative Agent at least three Business Days prior thereto which notice shall specify the date and amount of such prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest through such date on the amount prepaid and the applicable Deferred Financing Fee. Partial prepayments of Loans shall be in a minimum aggregate principal amount equal to $1,000,000 and in integral multiples of $250,000 above such amount.

          2.7 Mandatory Prepayments. (a) Unless the Required Lenders shall otherwise agree, if any Capital Stock shall be issued (other than issuances pursuant to Section 6.5(b)), or Indebtedness incurred, by any Loan Party or any of their respective Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.1 as in effect on the date of this Agreement), then on the date of such issuance or incurrence, the Loans shall be prepaid, by an amount equal to the amount, if any, of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.9. The foregoing to the contrary notwithstanding, Section 2.7(a) shall not apply to the Net Cash Proceeds in excess of $20,000,000 received from a single issuance, or a series of related issuances effected within a period of 30 days (the "Initial Equity Issuance"), of the Capital Stock of the Borrower, and the excess amount (the "Initial Equity Issuance Excess Proceeds") may be used to repurchase or redeem 10-7/8% Notes or for general corporate purposes, including making Capital Expenditures permitted by Section 6.6. The provisions of this Section 2.7(a) do not constitute a consent to the issuance of any additional equity securities by any entity whose equity securities are pledged pursuant to the Guaranty and Collateral Agreement (unless such additional equity interest is likewise pledged), or a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries which is not permitted by Section 6.1.

          (b) Unless the Required Lenders shall otherwise agree, if on any date any Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, except as provided below, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.9. No prepayment shall be required under this Section 2.7(b) with respect to (i) up to $5,000,000 in aggregate Net Cash Proceeds received from one or more Asset Sales or Recovery Events during the term of the Loans, (ii) the Net Cash Proceeds of any Asset Sale or Recovery Event paid for the acquisition of Replacement Assets acquired after the date of such Asset Sale and prior to the Reinvestment Prepayment Date applicable to such Asset Sale or expended for Recovery Purposes after such Recovery Event and prior to the Reinvestment Prepayment Date applicable to such Recovery Event (provided the Borrower shall have delivered a Reinvestment Notice to the Administrative Agent within twenty Business Days after such acquisition or such expenditure), (iii) that portion of the Net Cash Proceeds of any Asset Sale equal to the aggregate cash consideration paid by a Loan Party for the acquisition of Replacement Assets during the 90-day period immediately prior to the consummation of such Asset Sale (provided the Borrower shall have delivered a Reinvestment Notice to the Administrative Agent not less than three Business Days prior to the Reinvestment Prepayment Date); provided the sum of the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to clauses (i),
(ii) and (iii) shall not exceed an aggregate of $50,000,000 during the term of the Loans. Except as proved in clauses (i), (ii) and (iii) of this Section 2.7(b), or as otherwise may be agreed by the Required Lenders, the Reinvestment Deferred Amounts received by the Borrower or any of its

Subsidiaries shall be applied as a prepayment on the Loans. The provisions of this Section 2.7(b) do not constitute a consent to the consummation of any Disposition not permitted by Section 6.4. Notwithstanding any provision hereof to the contrary, the Loans to be prepaid pursuant to this Section 2.7(b) will be prepaid in the minimum amount of $1,000,000 and in integral multiples thereof, and proceeds of Asset Sales otherwise payable pursuant to this Section 2.7(b) will cumulate until such minimum amount (or an integral multiple thereof) is reached. Any amounts not paid as a result of the operation of the immediately preceding sentence will be carried forward and taken into account in connection with any subsequent prepayment pursuant to this Section 2.7(b).

          (c) Unless the Required Lenders shall otherwise agree, simultaneously with the delivery pursuant to Section 5.1(e) of a financial report for the month of December 2003, the Loans shall be prepaid by an amount equal to the Dedicated Free Cash for the fiscal year ending December 31, 2003, as set forth in Section 2.9; provided, however, that the prepayment required pursuant to this Section 2.7(c) shall be in the minimum amount of $1,000,000.

          (d) Pending a prepayment of the Loans and/or the acquisition of Replacement Assets with the Net Cash Proceeds received from an Asset Sale and/or Recovery Event pursuant to Section 2.7(b), such proceeds shall be deposited with the Administrative Agent who shall hold such proceeds in an interest bearing cash collateral account reasonably satisfactory to it; provided, however, that the Loan Parties shall not be required to deposit the proceeds from any Asset Sale resulting in less than $250,000 in Net Cash Proceeds until the aggregate Net Cash Proceeds of such Asset Sales exceeds $1,000,000. From time to time, upon the written request of the Borrower, and provided no Default has occurred and is continuing, the Administrative Agent will release such proceeds to the Borrower as necessary for the acquisition of Replacement Assets in accordance with 2.7(b); provided, however, that prior to the date 90 days after the Closing Date or in the event a Default has occurred and is continuing the Administrative Agent shall not be required to release the Net Cash Proceeds received as a result of any Casualty Event.

          (e) If, at any time or for any reason, the amount of the Bank Product Obligations (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of the then extant Bank Products) owed by the Borrower to the Lender Group is greater than an amount equal to 25% of the difference between (i) the PV-10 Value of the Proved Developed Producing Reserves of the Borrower and its Subsidiaries that are located in the continental United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Administrative Agent, and (ii) the aggregate amount of Reserves, if any, established by the Administrative Agent, the Borrower immediately shall provide cash collateral, in such amounts as Wells Fargo or its Affiliates, as applicable, requires from its customers generally with respect to such products (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of the then extant Bank Products), to be held by the Administrative Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations.

          2.8 Interest Rates and Payment Dates. (a) Each Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Applicable Interest Rate.

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

          (b) Interest shall be payable in arrears on each Interest Payment
Date.

          (c) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          (d) If all or a portion of any Obligation shall not be paid when due, such Obligation or the portion of such Obligation which is due and payable (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable the Loans pursuant to
Section 2.8(a) from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          2.9 Application of Payments. (a) Each borrowing of Initial Loans or Additional Loans by the Borrower from the Lenders hereunder, any reduction of the Initial Commitments or Additional Commitments of the Lenders and each payment by the Borrower on account of any fee, shall be made pro rata according to the respective applicable Loan Percentages of the Lenders. Each payment of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective Loan Percentages of the Lenders.

          (b) Each payment (including each prepayment, whether mandatory or optional) shall be allocated among the Lenders pro rata based on the respective Loan Percentages of the Lenders. Amounts prepaid on account of the Loans may not be reborrowed.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the Applicable Interest Rate, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          (f) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in the Fee Letter) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Administrative Agent and the Lenders as are entitled thereto, in proportion to their respective Loan Percentage or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

          (g) After the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement:

               (i) first, to pay any Lender Group Expenses then due to the Administrative Agent under the Loan Documents, until paid in full, then

               (ii) second, to pay any fees then due to the Administrative Agent under the Loan Documents until paid in full, then

               (iii) third, to the Administrative Agent, to be held by the Administrative Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount as Wells Fargo or its Affiliates, as applicable, requires from its customers generally with respect to such products (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of the then extant Bank Products), until the Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted, then

               (iv) fourth, to pay any other Obligations of the Administrative Agent or Wells Fargo or any of their Affiliates (including Bank Product Obligations) until paid in full, then

               (v) fifth, to pay the Lender Group Expenses then due to the Lenders, on a ratable basis, until paid in full, then

               (vi) sixth, to pay any fees then due to the Lenders until paid in full, then

               (vii) seventh, to pay the interest due in respect of the Loans until paid in full, then

               (viii) eighth, to pay the outstanding principal balance of the Loans until the Loans are paid in full, then

               (ix) ninth, to pay any other Obligations of the Lenders until paid in full, then

               (x) tenth, to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (h) The Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

          (i) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Bankruptcy Event), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Bankruptcy Event.

          (j) Notwithstanding anything contained in this Agreement, the Borrower shall not repay any Obligations to the Lenders (other than fees, expenses and interest related thereto) unless and until all Lender Group Expenses and fees of the Administrative Agent have been paid in full and all Bank Product Obligations have been paid in full or cash collateralized.

          (k) In the event of a direct conflict between the priority provisions of this Section 2.9 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 2.9 shall control and govern.

          2.10 Requirements of Law. (a) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (b) A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.11 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section 2.11 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver. The Borrower shall not be required to indemnify any Non-U.S. Lender which is not legally able to deliver any such form against Non-Excluded Taxes.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10 or 2.11(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided,

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

further, that nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Sections
2.10 or 2.11(a).

          2.13 Replacement of Lenders. In the event that (a) (i) any Lender makes a claim under Section 2.10 or (ii) the Borrower is required to make any payment pursuant to Section 2.11 that is attributable to any Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Majority Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or payment (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i) or (ii)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs or right to payment arising from the same act or condition to the same extent (taking into account the amount of each such Lender's Loans) and such claims are received by the Borrower within thirty (30) days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claims) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.13, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment (if applicable) in the amount of such Affected Lender's Commitment assumed by it and such Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans the Borrower hereby represents and warrants to each Agent and each Lender that as of the Closing Date:

          3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet (including the notes thereto) (the "Pro Forma Balance Sheet"), of the Borrower and its

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

consolidated Subsidiaries, dated as of December 31, 2002, and adjusted to give effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing, a copy of which has been furnished to the Administrative Agent and each Lender, has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at December 31, 2002, assuming that the events specified in clauses (i) and (ii) above had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2000 and December 31, 2001, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, and the draft consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2002, and the related consolidated statement of income and of cash flow for the fiscal year then ended previously delivered to the Administrative Agent (the "Draft Financial Statements"), present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of the operations of the Borrower and its consolidated Subsidiaries and their consolidated cash flows for the respective fiscal years then ended. The Draft Financial Statements are identical to the financial statements to be included in the Borrower's Report on Form 10-K for fiscal year 2002 except that the financial statements in such report will contain an unqualified auditors report, in customary form and substance, and a subsequent events footnote which will describe the transactions contemplated under this Agreement and the Purchase Agreement, and the notes to such financial statements may contain immaterial editorial changes to the narrative content of such notes. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as disclosed in writing to the Administrative Agent, as of the date hereof, the Borrower and its Subsidiaries have no material Guarantee Obligations, contingent liabilities (which, in the case of contingent liabilities, are of the type required in accordance with GAAP to be disclosed in the Borrower's annual financial statements) and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any Hedging Obligation that is not reflected in the most recent financial statements referred to in this paragraph except for Hedging Obligations incurred since the date of such financial statements in the ordinary course of business and disclosed on Schedule 3.23. During the period from December 31, 2002, to and including the date hereof except as disclosed on
Schedule 3.1(b), there has been no Disposition by the Borrower or its Subsidiaries of any material part of its business or Property.

          3.2 No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          3.3 Corporate Existence; Compliance with Law. (a) Each Loan Party (i) is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other entity, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each Loan Party has all licenses, permits, franchises, or other governmental authorizations necessary for the ownership and, if such Loan Party is the operator, operation of its Oil and Gas Properties and the conduct of its businesses, and is in compliance with the terms and conditions of all such licenses, permits, franchises, or other governmental authorizations except where the failure to obtain the same or to be in compliance could not reasonably be expected to have a Material Adverse Effect. The Oil and Gas Properties operated by the Loan Parties have been maintained, operated and developed by the applicable Loan Party in a good and workmanlike manner and in conformity in all material respects with all Requirements of Law and all rules, regulations and orders of all duly constituted Governmental Authorities having jurisdiction and in conformity in all material respects with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, to the best knowledge of the Loan Parties, (i) after the date of this Agreement, no such Oil and Gas Property is subject to having allowable production reduced in any material respect below the full and regular regulatory allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date of this Agreement; and (ii) none of the wells comprising a part of such Oil and Gas Properties are deviated from the vertical more than the maximum permitted by Requirements of Law and regulations, rules and orders of any Governmental Authority having appropriate jurisdiction, and such wells are, in fact, bottomed under and are producing from, and the wellbores are wholly within, the Oil and Gas Properties.

          3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by a Loan Party in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except for filings and recording of Security Documents required to perfect the interest of Lenders and actions to be taken in compliance with covenants contained in any of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not result in a violation by a Loan Party of any Requirement of Law or any Contractual Obligation of any Loan Party or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Loan Parties or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect. Other than the Borrower's Indebtedness which has been incurred pursuant to the Existing Credit Agreement and which is being refinanced pursuant to the terms of the Loan Documents, the Loan Parties have not created, incurred, assumed, permitted, guaranteed, or otherwise become, directly or indirectly, liable with respect to any Indebtedness permitted pursuant to clauses (a) and (j) of the definition of "Permitted Indebtedness" set forth in the Indenture.

          3.6 No Material Litigation.

          (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against the Loan Parties or any of their respective Subsidiaries or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (ii) that could reasonably be expected to have a Material Adverse Effect.

          (b) There is no material claim or action pending or, to the knowledge of the Borrower, overtly threatened, by any party claiming any interest in any Mortgage Property or any lands subject to any mortgaged lease, servitudes or other mineral rights.

          3.7 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Ownership of Property; Liens.

          (a) Each Loan Party has good and defensible title to its material Oil and Gas Properties, and good and indefeasable title to all of its other Property and Oil and Gas Properties constituting personal property, in each case material to its business and in each case, free and clear of all Liens except as permitted by Section 6.2.

          (b) After giving full effect to all Liens permitted under Section 6.2, the Borrower and its Subsidiaries own in all material respects the net revenue interest (inclusive of overriding royalty interests and royalty interests) in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Reserve Report (other than Oil and Gas Properties Disposed of (i) in the case of the Initial Reserve Report, since the date thereof and described on
Schedule 3.1(b) or (ii) in the case of any other Reserve Report, since the date hereof in accordance with the provisions of Section 6.4), and neither the Borrower nor any of its Subsidiaries is obligated to bear costs or expenses in respect of such Oil and Gas Properties materially in excess of its working interests percentage as reflected in the most recent Reserve Report including, without limitation any "back-in" or "reversionary" interests held by third parties which would materially reduce the interest of the Borrower or any Subsidiary in such Oil and Gas Properties, except as expressly set forth in the most recent Reserve Report. The ownership of such Oil and Gas Properties shall not obligate the Borrower or any of its Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in any amount materially in excess of the working interest of such Oil and Gas Property as reflected in the most recent Reserve Report. Notwithstanding anything to the contrary in the foregoing parts of this Section 3.8(b), the Lenders understand and agree that the net revenue interests and working interests for all categories of oil and gas reserves other than Proved Producing Reserves are based on Borrowers reasonable estimates and assumptions and are subject to change based on pre-drilling title examinations and/or the final configuration of any unit subsequently formed in connection with any wells drilled, re-entered or re-completed on the applicable hydrocarbon interest.

          (c) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

          (d) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the Closing Date.

          (e) To the best of the Borrower's knowledge, no consents or rights of first refusal exist or remain outstanding with respect to the Borrower's and its Subsidiaries' interests in the Oil and Gas Properties assigned to them pursuant to any acquisition of Oil and Gas Properties, except as permitted by Section 6.2, to the extent any such consents or rights of first refusal would limit or otherwise adversely affect their ownership of such properties or the rights granted to the Administrative Agent for the benefit of the Lenders under the Security Documents.

          (f) The Hydrocarbon Interests and operating agreements attributable to the Oil and Gas Properties are in full force and effect in all material respects in accordance with their terms.

          (g) The Borrower's and each of its Subsidiary's marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contracts in effect between and/or among the Borrower, any of its Subsidiaries and any other Person, are sufficient to gather transport, process and/or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of the Borrower and its Subsidiaries.

          3.9 Intellectual Property. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          3.10 Taxes. Each Loan Party has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate Loan Party or its Subsidiaries, as the case may be); and no tax Lien has been filed against the Property of any Loan Party, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          3.12 Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of any Loan Party.

          3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.

The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. No Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and no Loan Party nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Loan Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          3.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 3.15 constitute all of the Subsidiaries of the Loan Parties at the date hereof.
Schedule 3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, directors, consultants, former employees, former directors and former consultants and directors' qualifying shares) of any nature relating to any Capital Stock of any Loan Party other than the Borrower.

          3.16 Use of Proceeds. The proceeds of the Loans shall be used (i) to repurchase the Repurchased 10-7/8% Notes pursuant to the Purchase Agreement,
(ii) to pay the related fees and expenses incurred in connection therewith and
(iii) for general corporate purposes (including, in the case of the Additional Loans only, to repurchase 10-7/8% Notes).

          3.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in Material Adverse Effect:

          (a) The Loan Parties: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Loan Party, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of such Person under any applicable Environmental Law or otherwise result in costs to such Person, or (ii) interfere with such Person's continued operations, or (iii) impair the fair saleable value of any real property owned, operated or leased by such Person.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Loan Party is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

          (d) No Loan Party has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) No Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) No Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          3.18 Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact and all such statements and information, taken as a whole, do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided, however, with respect to projections and pro forma financial information and engineering reports contained in the materials referenced above the Borrower represents only that such information was based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan

Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          3.19 Security Documents. (a) The Guaranty and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the securities pledged by the Loan Parties pursuant to the Guaranty and Collateral Agreement, when any certificates representing such pledged securities are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guaranty and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a)-1 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings and actions as are specified on Schedule 3 to the Guaranty and Collateral Agreement have been completed, the Guaranty and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guaranty and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than securities pledged by the Loan Parties, Liens permitted by Section 6.2).
Schedule 3.19(a)-2 lists each Uniform Commercial Code financing statement that
(i) names any Loan Party as debtor and (ii) will be assigned on the Closing Date. On or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed Uniform Commercial Code termination statements, signed by the relevant secured party or with respect to which the relevant secured parties have given Borrower the authority to file such termination statements, in respect of each Uniform Commercial Code financing statement listed in Schedule 3.19(a)-3.

          (b) Each of the Mortgages covering the Mortgaged Properties is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Properties described therein and proceeds thereof and when such Mortgages are filed in the offices specified on Schedule 3.19(b) (in the case of the Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 5.9(c)), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by Section 6.2 or the relevant Mortgage).

          3.20 Gas Imbalances. Set forth in Schedule 3.20 is a schedule, as of the most recent date available, on a net basis, of all material gas imbalances, take or pay or other prepayments with respect to the Borrower's or any Subsidiary's Oil and Gas Properties which would require the Borrower or a Subsidiary to deliver Hydrocarbons produced from the Borrower's or such Subsidiary's Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

          3.21 Initial Reserve Report. The Borrower has heretofore delivered to the Administrative Agent true and complete copies of a Reserve Report prepared by Netherland Sewell & Associates, Inc. dated January 1, 2003 (the "Initial Reserve Report") relating to an evaluation of the Proved Reserves attributable to the Oil and Gas Properties described therein. To the best of the Borrower's knowledge, (i) the assumptions stated or used in the preparation of the Initial Reserve Report were reasonable at the time made (it being understood by the Administrative Agent and the Lenders that assumptions as to future results are subject to uncertainty and that no assurance can be given that any particular projections will be realized), (ii) all information furnished by the Borrower to Netherland Sewell & Associates, Inc., taken as a whole, for use in the preparation of the Initial Reserve Report was accurate in all material respects,
(iii) there has been no material change in the amount of the estimated Proved Reserves shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, changes in prices, acquisitions, divestitures and changes in operations arising in the ordinary course of business and (iv) the Initial Reserve Report does not omit any material statement or information necessary to cause the same not to be misleading to the Administrative Agent and the Lenders in any material respect.

          3.22 Insurance. Each Loan Party has, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent, for the ratable benefit of the Lenders, has been named as additional insureds in respect of such liability insurance policies. Schedule 3.22 attached hereto contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties, and all material policies of insurance owned or held by the Borrower and each of its Subsidiaries. Except as set forth on Schedule 3.22, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth on Schedule 3.22, such bonds and policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 3.22 without the payment of additional premiums except as set forth on Schedule 3.22; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this agreement. Neither the Borrower nor any of its Subsidiaries has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years; provided, that the Borrower and its Subsidiaries are currently required to post letters of credit or other collateral to obtain bonds.

          3.23 Existing Hedging Agreements. Schedule 3.23 sets forth, as of two Business Days prior to the date hereof, a true and complete list of all (i) Oil and Gas Hedging Contracts (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary (collectively, the "Existing Oil and Gas Hedging Contracts") and (ii) Rate Management Agreements, including, in each case, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

          3.24 Marketing of Production. Except for contracts listed on Schedule
3.24 (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), as of the Closing Date, there exist no material agreements which are not cancelable on 60 days' notice or less without penalty or detriment for the sale of production from the Borrower's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the Closing Date.

          3.25 Material Personal Property. All material pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Loan Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by such Loan Party, in a manner consistent with such Loan Party's past practices (other than those the failure of which to maintain in accordance with this Section 3.25 could not reasonably be expect to have a Material Adverse Effect).

          3.26 Exchange Act Reports. The Purchaser has timely filed all reports, forms, proxy statements and registration statements (collectively the "Disclosure Documents") required to be filed with the SEC under the Exchange Act and the Securities Act. As of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and the respective rules and regulations of the SEC thereunder applicable to such documents. As of their respective dates none of the Disclosure Documents contained, and as of the date hereof none of the Disclosure Documents filed since December 31, 2001 contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        SECTION 4. CONDITIONS PRECEDENT

          4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guaranty and Collateral Agreement, executed and delivered by a duly authorized officer of each Loan Party party thereto, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party party thereto and (v) the Syndication Letter Agreement executed and delivered by the Borrower, the Syndication Agent and the Arranger.

          (b) Purchase Agreement. The purchase by the Borrower of the 10-7/8% Notes shall be consummated, on the terms and subject to conditions set forth in the Purchase Agreement, simultaneously with the making of the Initial Loans.

          (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheets, (ii) audited consolidated financial statements for the Borrower, for the 2000 and 2001 fiscal years and
(iii) the Draft Financial Statements and the Draft Financial Statements shall not reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries as reflected in the financial statements or projections previously delivered to the Lenders.

          (d) Approvals. All governmental and material third party approvals necessary to be obtained by a Loan Party in connection with the purchase of the Repurchased 10-7/8% Notes, the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the purchase of the 10-7/8% Notes or the financing contemplated hereby.

          (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (f) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal year 2003 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through January 6, 2005.

          (g) Budget. The Lenders shall have received a budget for the Borrower and its Subsidiaries for the 2003 fiscal year which budget shall be acceptable to the Lenders (the "Initial Budget").

          (h) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Parties, except for Liens permitted by Section 6.2.

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

          (i) Environmental Matters. The Administrative Agent shall be satisfied with the results of the environmental review of the Properties of the Loan Parties.

          (j) Certificate. The Administrative Agent shall have received certificates of each Loan Party, dated the Closing Date, substantially in the form of Exhibits G-1 and G-2, with appropriate insertions and attachments.

          (k) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Porter & Hedges, L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H;

               (ii) the legal opinion of Schully, Roberts, Slattery, Jaubert & Marino, special Louisiana counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit I.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) Pledged Securities; Stock Powers; Acknowledgment and Consent. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guaranty and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (m) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

          (n) Initial Reserve Report. The Administrative Agent shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

          (o) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (p) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (q) Fee Letter. The Administrative Agent shall have received the Fee Letter, executed and delivered by a duly authorized officer of each Loan Party.

                        SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of the Loan Parties and their respective Subsidiaries to:

          5.1  Financial Reporting. Furnish to each Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (c) as soon as available, but in any event not later than 35 days after the end of each month occurring during each fiscal year of the Borrower (other than the first month of each fiscal year), (i) the Borrower's internally generated management financial report for the Borrower and its Subsidiaries as at the end of such month (which report shall be subject to normal adjustments as reflected in the financial reports provided pursuant to Sections 5.1(a) and (b)) in a form, and covering such matters, reasonably acceptable to the Majority Lenders and the Administrative Agent and setting forth (A) a calculation of the Dedicated Free Cash to date from January 1, 2003, through the last day of such month, (B) as of the last Business Day of such month, a summary of the hedging positions of each Loan Party under all Hedging Agreements (including, without limitation, any contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Loan Party, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, and any new credit support agreements relating thereto and (C) such other information as the Administrative Agent and/or the Majority Lenders may reasonably request, (ii) a certificate, current as of the last day of such month, supported by schedules showing the derivation thereof, including the calculation of the PV-10 Value of the Proved Reserves and containing such detail and other information as the Administrative Agent may request from time to time, provided that amounts set forth in the certificate shall be determined pursuant to the information set forth in the Reserve Report most recently delivered by the Borrower pursuant to Section 5.1(c), such calculation to be made by multiplying (1) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production volumes of Proved Reserves since the date of and as provided in such Reserve Report by (2) the applicable NYMEX Strip

Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Administrative Agent and (iii) a report, with a certificate of an Authorized Person of the Borrower certifying to the completeness and accuracy of the report, discussing (A) any change since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Provided Undeveloped Reserves and "other", (B) any change in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower reflected on such Reserve Report and (C) such other information as the Administrative Agent shall reasonably consider appropriate or necessary from the perspective of an asset-based lender;

          (d) together with the delivery of the financial information to be supplied under Sections 5.1(a) and (b), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on
Schedule 3.23, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

          (e) (i) not later than February 28, 2004, a Reserve Report prepared by Netherland Sewell & Associates, Inc. or another independent petroleum engineering firm chosen by the Borrower and acceptable to the Majority Lenders (the "Approved Engineers"), dated as of January 1, 2004 and (ii) either (A) not later than 40 days after any one written request by the Majority Lenders, a Reserve Report prepared by petroleum engineers who are employees of the Borrower and audited by the Approved Engineers or (B) not later than 75 days after any one written request by the Majority Lenders, a Reserve Report prepared by the Approved Engineers, in either case dated as of the first day of the month during which the Borrower receives such request and together with an accompanying report on Oil and Gas Property sales, Oil and Gas Property purchases and changes in categories concerning the Oil and Gas Properties and interests owned by the Borrower and its Subsidiaries which have attributable to them Proved Reserves. Each such Reserve Report shall reflect the PV-10 Value of the Oil and Gas Properties of the Loan Parties as of the effective date of such Reserve Report and shall otherwise conform to the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, shall take into account any material "over-produced" and "under produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Reserve Report, including the Proved Reserves of the Borrower and its Subsidiaries as of the date of such report and any updated production history of the Proved Reserves of the Borrower as of such date. Together with such report, the Borrower shall furnish to the Lenders any updated production history of the Proved Reserves of the Borrower and its Subsidiaries as of such date, the lease operating expenses attributable to the Borrower's and its Subsidiaries' Oil and Gas Properties for the prior 12-month period, together with any other information as to the operations of the Borrower and its Subsidiaries as reasonably requested by the Lenders. Together with such report, the Borrower shall furnish to the Lenders such additional data and information concerning pricing, quantities, or volume of production from or attributable to the Oil and Gas Properties with respect thereto as the Lenders may reasonably request;

          (f) within 45 days after the end of each first, second and third fiscal quarter of each fiscal year (other than any quarter during which a Reserve Report has been delivered pursuant to Section 5.1(e)(ii)), a Reserve Report prepared as of the first day after the end of each such fiscal quarter by petroleum engineers who are employees of the Borrower, together with an accompanying report on Oil and Gas Property sales, Oil and Gas Property purchases and changes in categories, both in the same form and scope as the reports in paragraph (e) above. Each such Reserve Report shall be prepared by or at the direction of the Borrower and shall be certified by the senior petroleum engineer of the Borrower as to the truth and accuracy of the information utilized to prepare the Reserve Report, except as to projections as to the results of future operations and quantities of reserves, which will be certified as being based on assumptions believed to be reasonable at the time made. Each such Reserve Report shall roll forward quantities of Proved Reserves from the immediately preceding Reserve Report provided pursuant to Section 5.1(e) or this
Section 5.1(f), as applicable, adjusted for (w) actual production since the effective date of such preceding Reserve Report, (x) appropriate revisions in timing of development activities, (y) prices in effect at the effective date of such Reserve Report and (z) any material additions or revisions in proved reserves known to the management of the Borrower at the effective date of such Reserve Report; and

          (g) such other information (including reserve, engineering, geological, and title information) as the Administrative Agent or any Lender may from time to time reasonably request.

All such financial statements are to present fairly in all material respects and are to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and are to present fairly the financial positions and results of operations of the Borrower and its consolidated Subsidiaries.

          5.2 Certificates; Other Information. Furnish to each Agent and each
Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

          (b) concurrently with the delivery of any financial statements pursuant to Sections 5.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or

Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (A) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Loan Parties and their respective Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (B) to the extent not previously disclosed to the Administrative Agent, a listing of any Hydrocarbon Interests and/or real property acquired by any Loan Party at a purchase price in excess of $1,000,000 and a listing of any Intellectual Property acquired by any Loan Party at a purchase price in excess of $250,000, in each case since the date of the most recent list delivered pursuant to this clause (B) (or, in the case of the first such list so delivered, since the Closing Date) and (C) any Uniform Commercial Code financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

          (c) as soon as available, and in any event not later than November 15, 2003, a detailed consolidated budget for fiscal year 2004 (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of fiscal year 2004, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) which budget shall be subject to review and approval in accordance with the provisions of
Section 5.15, if applicable (such budget, following any revision and approval required by Section 5.15, being referred to as the "Additional Budget"), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections were prepared based upon estimates, information and assumptions believed by the Borrower at the time made to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) as soon as possible and in any event within five days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Loan Party;

          (f) reports, certifications, engineering studies, environmental assessments, or other written material or data in form, scope, and substance satisfactory to the Administrative Agent or the Majority Lenders, in the event that the Administrative Agent or the Majority Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law or a condition at any property owned, operated or leased by any Loan Party or any of their respective Subsidiaries that could give rise to material environmental costs or liabilities, or if an Event of Default occurs; provided, however, that should any Loan Party or its Subsidiary fail to provide such reports, certifications, engineering studies or other written material or data within 75 days after the Administrative Agent's or Lender's request, the Administrative Agent shall have the right, at such Loan Parties' or Subsidiary's sole cost and expense, to conduct such environmental assessments or investigations as may reasonably be required to satisfy the Administrative Agent and the Lenders that the Loan Parties or their respective Subsidiary is in material compliance with Environmental Laws;

          (g) upon the request of the Administrative Agent or any Lender, provide reasonable access during normal business hours to all geological, engineering and related data contained in any Loan Parties' or its Subsidiaries' files or readily accessible to the Loan Parties or their Subsidiaries relating to its Mortgaged Properties, subject to and as may be limited by any confidentiality agreements to which such Loan Party or any of its Subsidiaries is a party or by which any such data is bound; provided, however, that upon the request of the Administrative Agent, such Loan Party shall make such reasonable efforts to obtain a release from such confidentiality agreements for the purpose of providing such data to the Administrative Agent;

          (h) in the event the Borrower or any Subsidiary intends to Dispose of any Oil or Gas Properties in accordance with this Agreement (but only if such transaction involves the disposition of Oil and Gas Properties for a value in excess of $3,000,000 prior written notice of such Disposition, the price thereof and the anticipated date of closing;

          (i) promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement in respect of Indebtedness in excess of $2,000,000, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5;

          (j) promptly following the written request from the Administrative Agent thereof, a list of all Persons disbursing proceeds to the Borrower or any Subsidiary from its Oil and Gas Properties;

          (k) promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary, and a copy of any response by the Borrower or any such Subsidiary of the Borrower, or the Board of Directors of the Borrower or any such Subsidiary of the Borrower, to such letter or report;

          (l) promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement or prospectus filed by the Borrower with any securities exchange or the SEC; and

          (m) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Loan Parties or their respective Subsidiaries, as the case may be.

          5.4 Conduct of Business and Maintenance of Existence, Etc. (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (a) comply in all material respects with all Contractual Obligations and Requirements of Law.

          (b) produce and market all the Proved Reserves attributable to the Borrower's and its Subsidiaries' interests in the Oil and Gas Properties in accordance with prudent industry practice.

          (c) comply in all material respects with all leases, agreements and documents pertaining to or affecting the Hydrocarbon Interests during the term of this Agreement.

          5.5 Maintenance of Property; Insurance. (a) keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) maintain, and cause its Subsidiaries to maintain, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (ii) insurance coverage in at least amounts and against such risks (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.

          (c) name the Administrative Agent, for the ratable benefit of the Lenders, as an additional insured in respect of the insurance policies referred to in Section 5.5(b). Such insurance policies shall not be (i) canceled or (ii) amended or changed in any respect which is materially adverse to the interests of the Lenders, in either event without at least 30 days' written notice to the Administrative Agent. So long as no Default or Event of Default exists and is continuing, proceeds of any such insurance policies shall be applied, subject to 2.7(b), first to the restoration, repair, replacement or plugging and abandonment (and any reasonable costs and expenses related to any thereof) of the Properties to the extent such actions would be reasonably prudent and the remainder, if any, shall be applied to the Obligations to prepay the Obligations in the manner set forth in Section 2.7(b).

          (d) renew or replace all insurance policies referred to in Section 5.5(b) on terms no less favorable to the Administrative Agent for the ratable benefit of the Lenders during the term of this Agreement. Any substitute underwriter shall be financially sound as the Borrower's existing underwriters.

          (e) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery, facilities, marketing, gathering, transportation and processing assets and from time to time make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its material Oil and Gas Properties and other material Properties will be preserved and maintained, except to the extent a portion of such Properties is no longer capable of commercially producing Hydrocarbons.

          (f) (i) to promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and Indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder, and (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except in each case of clauses (i) and (ii) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Dispositions permitted by Section 6.4.

          (g) to the extent that the Oil and Gas Properties (i) are operated by the Borrower or its Subsidiaries, act as a prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties; to carry out all such operations as would a reasonable and prudent operator in accordance with standard industry practices; and to comply in all material respects with all applicable contracts and agreements and all Governmental Requirements and (ii) are not operated by the Borrower or its Subsidiaries, utilize its property and contractual rights as a prudent owner in an effort (A) to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties; (B) to cause the operator to carry out all operations as would a reasonable and prudent operator in accordance with standard industry practices; and (C) to cause the operator to comply in all material respects as would a reasonable and prudent operator with all applicable material contracts and agreements and all Governmental Requirements and with this Section 5.5.

          5.6 Inspection of Property; Books and Records; Discussions. (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to and as may be limited by any confidentiality agreements to which such Loan Party or any of its Subsidiaries is a party or by which any such data is bound, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice and at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties and their respective Subsidiaries with officers and employees of the Loan Parties and their respective Subsidiaries and with its independent certified public accountants; provided, however, that upon the request of the Administrative Agent, such Loan Party shall make such reasonable efforts to obtain a

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release from such confidentiality agreements for the purpose of providing such data to the Administrative Agent and the Lenders.

          5.7 Notices. Promptly, and in any event within five Business Days after knowledge thereof, give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Loan Parties or any of their respective Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party or any of their respective Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Loan Party or any of their respective Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the occurrence of any Casualty Event to the Mortgaged Property or the commencement of any action or proceeding for the taking of any material portion of the Mortgaged Property or any part thereof or interest therein under power of eminent domain or by condemnation, nationalization or similar proceeding;

          (e) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          5.8 Environmental Laws. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect:

          (a) comply in all respects with, and require compliance in all respects at any property owned, leased or operated by the Loan Parties by all tenants, subtenants, lessees, sublessees, operators and contractors, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and require that all tenants, subtenants, lessees, sublessees, operators and contractors obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by

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applicable Environmental Laws with respect to any property owned, leased or operated by the Loan Parties.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws as a result of a release of or the discovery of Materials of Environmental Concern at concentrations in excess of those allowed by Environmental Laws, and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          (c) As soon as available, and in any case within three Business Days prior to the closing of any acquisition of Oil and Gas Properties for which the Borrower reasonably believes that its liability for environmental remediation potentially associated with the ownership and/or operation of all such Oil and Gas Properties (exclusive of usual and customary platform and site maintenance, refurbishment and abandonment obligations) is expected to exceed $500,000, deliver to the Administrative Agent an environmental site assessment report covering such Oil and Gas Properties to be acquired.

          5.9 Additional Collateral, Etc.

          (a) Grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected, first priority Lien, subject to Liens permitted by Section 6.2, on all personal property (provided, with respect to Vehicles, only to the extent required by the Guaranty and Collateral Agreement and, with respect to personal property with respect to which a central filing is not sufficient to perfect a Lien, only to the extent a first priority Lien is required to be granted in respect of such Mortgaged Property) of the Loan Parties whether owned as of the Closing Date or acquired after the Closing Date by any Loan Party or any of their respective Subsidiaries. In connection with the foregoing, the Loan Parties shall, from time to time (and, in any event, immediately after the request by the Administrative Agent to do so) (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority Lien, subject to Liens permitted by Section 6.2, on such property, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of financing statements or other filings or recordations in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the parties acknowledge that the Liens in favor of the Administrative Agent for the benefit of the Secured Parties granted pursuant to this Agreement and the Security Documents will be inferior to Liens securing the Revolving Credit Facility.

          (b) With respect to any real property (other than Oil and Gas Properties) acquired after the Closing Date by any Loan Party or any of their respective Subsidiaries (other than any such real property acquired for an aggregate consideration of less than $1,000,000 or subject to a Lien expressly permitted by Section 6.2(b)), promptly (i) execute and deliver a first priority Mortgage (subject to Liens permitted by Section 6.2) in favor of the Administrative

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Agent, for the benefit of the Secured Parties, covering such real property, (ii)
if applicable, and if required by the Administrative Agent, provide the Lenders with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) In connection with the delivery of each Reserve Report (other than the Initial Reserve Report), the Borrower shall review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the PV-10 Value of the Mortgaged Properties represents at least 90% of the PV-10 Value of the Proved Reserves evaluated in such Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the PV-10 Value of the Mortgaged Properties does not represent at least 90% of the PV-10 Value of such Proved Reserves, then the Borrower shall, and shall cause the other Loan Parties to, grant to the Administrative Agent as security for the Obligations a perfected, first priority Lien (subject only to the Liens permitted by Sections 6.2(d) and (e) and to Excepted Liens of the type described in clauses (i) to and including (v), (vii) and (viii) of the definition thereof) on additional Oil and Gas Properties not already subject to the Mortgages such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of the PV-10 Value of the Proved Reserves. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          5.10 Title Information.

          (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.1(e), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Proved Reserves of the Borrower and its Subsidiaries that were not included in the immediately preceding Reserve Report, such that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to it on at least 90% of the PV-10 Value of the Proved Reserves of the Borrower and its Subsidiaries.

          (b) If the Borrower has provided title information for additional Oil and Gas Properties under Section 5.10(a), the Borrower shall, within 60 days after receipt of a notice from the Administrative Agent that material title defects or exceptions exist with respect to such additional Oil and Gas Properties, either (i) cure any such title defects or exceptions raised by such information (including defects or exceptions as to priority) which are not permitted by Section 6.2, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (except for Excepted Liens) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the

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Administrative Agent, satisfactory title information on at least 90% of the
PV-10 Value of the Proved Reserves of the Borrower and its Subsidiaries.

         (c) If the Borrower fails or is unable to cure any title defect or exception as requested by the Administrative Agent pursuant to Section 5.10(b) within the 60-day period therein provided or the Borrower does not comply with the requirements to provide acceptable title information as required by Section 5.10(a), such failure or inability shall not be a Default or an Event of Default, but instead the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Majority Lenders. To the extent that the Majority Lenders reasonably determine that material title defects or exceptions exist with respect to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not constitute Proved Reserves for purposes of the 90% requirement in Section 5.10(b) and shall not count towards the requirement to maintain the minimum PV-10 Value of Proved Reserves pursuant to Section 5.14.

         5.11 Rating of Loans. Use reasonable efforts to obtain from S&P, Moody's or any other rating agency acceptable to the Majority Lenders, including, without limitation, the payment of customary fees in connection therewith, within 30 days after the Closing Date, a rating of the Borrower's senior secured long-term debt that is not credit enhanced by any third party.

         5.12 Oil and Gas Hedging Contracts. At all times maintain the Existing Oil and Gas Hedging Contracts (other than Existing Oil and Gas Hedging Contracts which are replaced with reasonably comparable Oil and Gas Hedging Contracts and Existing Oil and Gas Contracts which are terminated in connection with sales or condemnation of Proved Producing Reserves which would result in the Borrower being out of compliance with its then existing policies with respect to hedging) and establish and maintain a policy with respect to the hedging of its anticipated production of Proved Producing Reserves (such policy to be approved by the Majority Lenders, such approval not to be unreasonably withheld) and the Borrower will use reasonably commercial efforts to endeavor to comply with such policy in all material respects.

         5.13 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Loan Parties or any of their Subsidiaries which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Loan Parties or any of their respective Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

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         5.14 Maintenance of Reserve Value. (a) Maintain (i) the sum of the (A)
cash of the Loan Parties plus (B) the PV-10 Value of their Proved Reserves less
(C) an amount equal to 50% of the annual interest expected to be paid on all Subordinate Indebtedness, at an amount not less than (ii)(A) 150% of the aggregate principal amount of the Loans plus (B) the aggregate principal amount of loans outstanding under the Revolving Credit Facility;

         (a) Maintain a ratio of (i) the aggregate principal amount of the Loans minus the amount of cash deposited with Administrative Agent at the time of determination pursuant to Section 2.7(d) to (ii) the barrels of oil equivalent of Proved Producing Reserves, as set forth in the most recent Reserve Report, equal to not greater than 4:0 to 1.0. For purposes of this Section 5.14(b), a "barrel of oil equivalent" shall mean (i) with respect to crude oil, condensate or natural gas liquids, a stock tank barrel, or 42 U.S. gallons of liquid volume, the basic unit of measure for measuring crude oil and other liquid hydrocarbons and (ii) with respect to natural gas, six Mcf or natural gas calculated at 60 (degrees)F and 14.73 psi.

         (b) If the Borrower fails to maintain the required levels of Proved Reserves or of Proved Producing Reserves, as the case may be, as required by Sections 5.14(a) and 5.14(b), such failure shall not constitute a Default or Event of Default, but rather such failure shall require the Borrower to prepay the Loans or (in the case of Section 5.14(a)) either the Loans or loans then outstanding under the Revolving Credit Facility to the extent required to bring the Borrower into compliance with the provisions of this Section 5.14. In the event the Borrower fails to make such prepayment within 30 days after notice from the Majority Lenders, then such failure shall constitute an Event of Default.

         5.15 Cooperation Regarding Additional Budget. From time to time between November 15, 2003 and December 15, 2003 the Borrower and representatives of the Majority Lenders shall meet for the purpose of reviewing the proposed Additional Budget. The adoption and implementation of the Additional Budget for 2004 shall be subject to approval by the Majority Lenders (or if Farallon Entities no longer constitute the Majority Lenders, by Lenders holding at least 40% of the Loans then outstanding) which approval shall not be unreasonably withheld.

                          SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of the Loan Parties or their respective Subsidiaries to, directly or indirectly:

         6.1 Limitation on Indebtedness. Create, incur, issue, assume, guaranty, or suffer to exist any Indebtedness, except:

         (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

         (b)  Indebtedness among the Loan Parties;

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         (c)  Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by
Section 6.2(b) in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

         (d) Indebtedness outstanding on the date hereof and listed on Schedule 6.1(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

         (e) Indebtedness of the Borrower and its Subsidiaries under any Hedging Agreement permitted under Section 6.14;

         (f) endorsements of negotiable instruments for collection in the ordinary course of business;

         (g) obligations under gas balancing agreements incurred in the ordinary course of business, on terms which are customary in the oil and gas industry and among owners of the same properties affected; and

         (h)  Indebtedness under the Revolving Credit Facility.

         6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

         (a)  Excepted Liens;

         (b) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or its Subsidiaries; provided, that (i) such Liens secure Indebtedness permitted under Section 6.1(c), (ii) such Liens and the Indebtedness secured thereby are incurred substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (iii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iv) the amount of Indebtedness secured by such Liens is not more than 100% of the purchase price;

         (c)  Liens created pursuant to the Security Documents;

         (d) Liens on Oil and Gas Properties to secure payment of any Hedging Agreement entered into by the Borrower and its Subsidiaries permitted under
Section 6.14; and

         (e) Liens securing the Indebtedness outstanding under the Revolving Credit Facility.

         6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or Dispose of all or substantially all of its Property or business, except that, provided no Default shall have occurred or be continuing:

         (a) any Subsidiary of the Borrower that is a Guarantor may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or

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surviving corporation) or with or into any Guarantor (provided that (i) such
Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and the Borrower shall comply with Section 5.9 in connection therewith);

         (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor; and

         (c) any Subsidiary may dispose of all or substantially all of its Property or business and may merge, consolidate, amalgamate provided such transaction complies with the provisions of Section 6.4 and the Net Cash Proceeds of any such transaction are applied as provided in Section 2.7.

The foregoing notwithstanding, the Borrower shall not take nor permit to occur, any of the actions permitted pursuant to Sections 6.3(a), (b) or (c) (i) on or prior to the date 90 days after the Closing Date and (ii) at any time after the 90th day after the Closing Date in the event a Default has occurred and is continuing.

         6.4 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory (including Hydrocarbons sold as produced) for cash or on ordinary trade terms in the ordinary course of business other than the sale of a production payment; provided that no contract for the sale of Hydrocarbons shall obligate the Borrower or any of its Subsidiary to deliver Hydrocarbons at a future date without receiving full payment therefor within 90 days after delivery;

         (c)  Dispositions permitted by Section 6.3(b);

         (d) the sale or issuance by the Borrower of its Capital Stock so long as the provisions of Section 2.7(a) (to the extent applicable thereto) are complied with and the sale or issuance of any Subsidiary's Capital Stock to the Borrower or to any Guarantor;

         (e) the granting of oil and gas mineral leases and the farming out of interests in Oil and Gas Properties, in either case in the ordinary course of business, on market terms and in arms' length transactions;

         (f)  termination of Hedging Agreements;

         (g) abandonment of Oil and Gas Properties not capable of producing Hydrocarbons in paying quantities after expiration of their primary terms; provided that the requirements of Section 2.7(b) are complied with in connection therewith;

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         (h)  Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect to any such Person and Dispositions of any Property received from any such Persons in connection with any such workouts, bankruptcy, insolvency or other similar proceedings;

         (i) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

         (j) the granting of royalty, overriding royalty and similar interests in the ordinary course of business and on standard industry terms in Oil and Gas Properties;

         (k) any Disposition of any assets in connection with a Recovery Event; provided that the requirements of Section 2.7(b) are complied with in connection therewith; and

         (l) the Disposition of other assets and the issuance of any Subsidiary's or the Borrower's Capital Stock for which the Loan Parties receive consideration at the time of such Disposition at least equal to the fair market value of such assets and 90% of such consideration is in the form of cash; provided that the requirements of Sections 2.7(a) and 2.7(b) are complied with in connection therewith.

The foregoing notwithstanding, the Borrower shall not take nor permit to occur, any of the actions permitted pursuant to Sections 6.4(d) or (l) (i) on or prior to the date 90 days after the Closing Date and (ii) at any time after the 90th day after the Closing Date in the event a Default has occurred and is continuing.

         6.5 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment or distribution on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, conversion into or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock or make or offer to make any optional or voluntary payments, prepayment, repurchase or redemption or, otherwise voluntarily or optionally defease any Subordinate Indebtedness (collectively, "Restricted Payments"), except that:

         (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary;

         (b) the Borrower may repurchase, repay, defease, redeem or otherwise acquire or retire any Capital Stock with the contemporaneous issuance of the Capital Stock of the Borrower so long as the Capital Stock so issued is not Disqualified Stock;

         (c) with the prior approval of the Majority Lenders, the Borrower may repurchase its Capital Stock upon the termination of employment of any officer or employee of

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the Borrower or any Subsidiary or upon the termination of the services of any
Director; provided, the Borrower may repurchase up to $500,000 of Capital Stock in the aggregate from one or more officers or employees of the Borrower or any of its Subsidiaries upon termination of the employment of such officers or employees; and

         (d) the Borrower may exchange Capital Stock of the Borrower (other than Disqualified Stock) for 10-7/8% Notes and may refinance or refund 10-7/8% Notes to the extent permitted by Section 6.1(d) and may use the Net Cash Proceeds received from an issuance of Capital Stock to repurchase or redeem 10-7/8% Notes to the extent permitted by Section 2.7(a).

         6.6 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures, except for Capital Expenditures of the Borrower and its Subsidiaries made in the ordinary course of business and which (a) in the aggregate for the fiscal year ending December 31, 2003, do not exceed the sum of $35,000,000 plus the Excess Free Cash; provided, that expenditures for exploration, including, without limitation, expenditures for exploratory geological and geophysical data and exploratory drilling, during such fiscal year shall not exceed $15,000,000 in the aggregate, (b) in the aggregate for the fiscal year ending December 31, 2004, do not exceed the amount for Capital Expenditures provided for in the Additional Budget for such fiscal year which has been approved by the Majority Lenders pursuant to Section 5.15 or (c) are financed out of Initial Equity Issuance Excess Proceeds in accordance with provisions of Section 2.7(a) or out of the proceeds of Asset Sales in accordance with the provisions of Section 2.7(b). Notwithstanding any provisions hereof to the contrary, any amounts permitted to be expended for Capital Expenditures during the fiscal year ending December 31, 2003, but which are not spent during such fiscal year may be carried forward and expended during the fiscal year ending December 31, 2004.

         6.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to any other Person, or purchase, repurchase, exchange or optionally redeem any Capital Stock, bonds, notes, debentures or other debt securities of any Person (other than a Loan Party), or acquire any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

         (a) extensions of trade credit and advances to operators, working interest owners or other industry partners under operating agreements in the ordinary course of business;

         (b)  Investments in Cash Equivalents;

         (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.1(b);

         (d) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.7(c)) by the Borrower or any of its Subsidiaries in a Guarantor;

         (e)  Hedging Agreements permitted by Section 6.14;

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         (f)  Investments received by the Borrower or any Subsidiary in connection with workouts with, or bankruptcy, insolvency or other similar proceedings with respect to, customers, working interest owners, other industry partners or any other Person; and

         (g) Investments in Oil and Gas Properties; provided the requirements of Sections 5.9 and 6.6 are complied with in connection therewith.

Notwithstanding the foregoing or any other provisions of the Loan Documents, the Borrower shall not, and shall not permit any of the Loan Parties or their respective Subsidiaries to, directly or indirectly, acquire, form or organize any Subsidiary after the Closing Date except in compliance with Section 6.16.

         6.8 Limitation and Modifications of Organizational Documents and Revolving Credit Facility. Amend the certificate of incorporation or bylaws, or other organizational documents, of any Loan Party or the Revolving Credit Facility, in any manner adverse to the Lenders.

         6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement and (b) determined to be upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate by a majority of the Board of Directors of the Borrower having no interest in such transaction or, in the event such transaction involves a total consideration in excess of $5,000,000, by a investment bank of national standing and acceptable to the Majority Lenders; provided however, that the foregoing restriction will not apply to (1) the payment of reasonable and customary regular fees to directors of the Borrower or any of its Subsidiaries who are not employees of the Borrower or any of its Affiliates, (2) the Borrower's employee compensation and other benefit arrangements, (3) indemnities of officers and directors of the Borrower or any of its Subsidiaries consistent with such Person's organizational documents and applicable statutory provisions or (4) to the extent permitted by law, expense and other similar advances in the ordinary course of business to employees.

         6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party or any of their respective Subsidiaries, of real or personal property which has been or is to be sold or transferred by such Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party or such Subsidiary.

         6.11 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, their obligations under the Guaranty and Collateral Agreement, other than (a) this Agreement and the other Loan Documents and (b) in the case of the Borrower and

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its Subsidiaries any agreements governing any purchase money Liens or Capital
Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the documentation governing the Revolving Credit Facility.

         6.12 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Loan Party or any of its Subsidiaries, (b) make Investments in any Loan Party or any of its Subsidiaries or (c) transfer any of its assets to any Loan Party or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to any such Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions under the documentation governing the Revolving Credit Facility.

         6.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Loan Parties are engaged on the date of this Agreement or that are reasonably related thereto.

         6.14 Limitation on Hedging Agreements. Enter into any Hedging Agreement other than in the ordinary course of business, limited to the amount of the underlying exposure (which, in the case of Rate Management Agreements, shall not exceed $12,500,000 principal amount in the aggregate) and not for speculative purposes but to protect against changes in interest rates, exchange rates and/or commodity prices.

         6.15 Gas Imbalances, Take-or-Pay or Other Prepayments. Allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties that would require the delivery of Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed two and one-half million mcf of gas in the aggregate on a net basis for the Loan Parties.

         6.16 Future Subsidiaries. Acquire or create another Subsidiary unless such Subsidiary shall unconditionally guarantee all of the Guarantee Obligations of the Guarantors under Guaranty and Collateral Agreement.

         6.17 Dormant Subsidiaries. Permit any Dormant Subsidiary to effect any transaction or otherwise engage in any business (other than the winding up and dissolution or liquidation of such Subsidiary) unless such Dormant Subsidiary shall have first unconditionally guaranteed all of the Guarantee Obligations of the Guarantors under Guaranty and Collateral Agreement

         6.18 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining its fiscal year.

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         6.19 Minimum Consolidated EBITDA. Permit the Consolidated EBITDA, as of
the last day of any fiscal quarter, for the period of two fiscal quarters then ending, to be less than $17,500,000.

         6.20 Leverage Ratio. Permit the Leverage Ratio as at the last day of any fiscal quarter hereafter commencing with the fiscal quarter ending June 30, 2003, to exceed 2.75 to 1.

         6.21 Consolidated Fixed Charge Coverage. Permit the Consolidated Fixed Charge Coverage, as of the last day of (i) March 31, 2003, for the fiscal quarter then ended, to be less than $0, (ii) June 30, 2003, for the two fiscal quarters then ended, to be less than $0, (iii) September 30, 2003, for the three fiscal quarters then ended, to be less than $0 and (iv) any fiscal quarter of the Borrower ending after September 30, 2003, for the four fiscal quarters then ended, to be less than $0.

                          SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

         (c) Any Loan Party default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a), 5.9(d) or Section 6, in Section 5 of the Guaranty and Collateral Agreement shall have occurred and be continuing; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after knowledge thereof by any Loan Party; or

         (e) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a

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trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

         (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above (any of the foregoing, a "Bankruptcy Event"); or

         (g) Any Person shall engage in (i) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

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         (h)  One or more judgments or decrees shall be entered against any Loan
Party or any of their respective Subsidiaries involving, for the Loan Parties taken as a whole, a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) The guarantee contained in Section 2 of the Guaranty and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

         (k)  Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                             SECTION 8. THE AGENTS

         8.1 Appointment and Authorization of Agents. Each Lender hereby designates and appoints the Agents as their representatives under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as such on the express conditions contained in this Section 8. Except as otherwise specifically provided in Sections 8.12 and 8.17, the provisions of this Section 8 are solely for the benefit of the Agents, and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions,

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responsibilities, duties, obligations or liabilities shall be read into this
Agreement or any other Loan Document or otherwise exist against any Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that the Agents are merely the representatives of the Lenders, and only have the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that such Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Administrative Agent, the Lenders agree that the Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans on behalf of the Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as the Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as the Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. The Administrative Agent and each Lender have executed a side letter on the Closing Date pursuant to which the Administrative Agent and each Lender have agreed, among other things, to certain arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Administrative Agent and each Administrative Agent and the Lender with respect to such matters are subject to such side letter.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         8.3  Exculpatory Provisions. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness,

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enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books or records or properties of the Borrower or the books or records or properties of any of the Borrower's Subsidiaries or Affiliates.

         8.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If such Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         8.5 Notice of Default or Event of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to any such Agent for the account of the Lenders, except with respect to Defaults and Events of Default of which any such Agent has actual knowledge, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Such Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and the Agents of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 8.4, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7; provided, however, that unless and until an Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         8.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agents that it has, independently and

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without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by an Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         8.7 Costs and Expenses; Indemnification. The Administrative Agent may incur and pay Lender Group Expenses to the extent the Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse such Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. The Administrative Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by the Administrative Agent to reimburse the Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event the Administrative Agent is not reimbursed for such costs and expenses from Collections received by the Administrative Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse the Administrative Agent for the amount of such Lender's pro rata share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), according to their pro rata shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such

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expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

         8.8 Agents in Individual Capacity. The Agents and each of their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with the Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Agents were not Agents hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, the Agents or their respective Affiliates may receive information regarding the Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver each Agent will use its reasonable best efforts to obtain), such Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Farallon Energy Lending, L.L.C. in its individual capacity.

         8.9  Successor Administrative Agent.

         (a) The Administrative Agent may resign as Administrative Agent (i) immediately and without prior notice upon the occurrence of any Event of Default, (ii) on or prior to the date 75 days after the Closing Date, such resignation to be effective on the ninety-first day after the Closing Date, and
(iii) at any time after the date 75 days after the Closing Date, upon 45 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint a successor Administrative Agent for the Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders, a successor Administrative Agent. If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Majority Lenders may agree in writing to remove and replace the Administrative Agent with a successor Administrative Agent from among the Lenders. Upon the resignation of Foothill as the Administration Agent, all Lender Group Expenses and fees of the Administrative Agent shall be paid in full, all Bank Product Obligations shall be paid in full or cash collateralized and all other Obligations of any Loan Party to Foothill shall be paid in full.

         (b) After all Lender Group Expenses and fees of the Administrative Agent have been paid in full and all Bank Product Obligations have been paid in full or cash collateralized, Foothill agrees to resign and, immediately upon such resignation, the Lenders (or their designee) shall automatically and without further action be appointed the successor Administrative Agent.

         (c) Nothing contained in this Section 8.9 shall be construed to limit or eliminate the Administrative Agent's right to resign as an Administrative Agent in accordance with this Section 8.9. In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the

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rights, powers, and duties of the retiring Administrative Agent and the term
"Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 45 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

         8.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding the Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of any Agent.

         8.11 Withholding Taxes.

         (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of the Administrative Agent and the Borrower, to deliver to the Administrative Agent and the Borrower:

              (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of such Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower;

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              (ii)  if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower;

              (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by the Administrative Agent or the Borrower; and

              (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify the Administrative Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

         (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by this Section 8.11(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold the Administrative Agent harmless for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 8.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this Section 8.11(d) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

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         (e)  All payments made by the Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, including any amount paid pursuant to this Section 8.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that the Borrower shall not be required to increase any such amounts payable to the Administrative Agent or any Lender
(i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 8.11, or (ii) if the increase in such amount payable results from the Administrative Agent's or such Lender's own willful misconduct or gross negligence. The Borrower will furnish to the Administrative Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.

         8.12 Collateral Matters.

         (a) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any of its Liens on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Borrower certifies to the Administrative Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which the Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to the Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or a material portion of the Collateral, all of the Lenders and the Administrative Agent or (z) otherwise, the Required Lenders and the Administrative Agent. Upon request by the Administrative Agent or the Borrower at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 8.12; provided, however, that (1) the Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that,

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in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. To the maximum extent permitted by law, the Lenders waive any right to assert that any release, sale, transfer or other disposition of any Collateral by any Agent was not made on commercially reasonable terms.

         (b) No Agent shall have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected, or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Administrative Agent may act in any manner it may deem appropriate, absent the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         8.13 Restrictions on Actions by Lenders; Sharing of Payments.

         (a) Each of the Lenders agrees that it shall not, without the express consent of the Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Administrative Agent, set off against the Obligations, any amounts owing by such Lender to the Borrower or any deposit accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

         (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's pro rata share portion of all such distributions by the Administrative Agent, such Lender promptly shall (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or

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(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         8.14 Agency for Perfection. The Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Administrative Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

         8.15 Payments by the Administrative Agent to the Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         8.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by the Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         8.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

         (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports;

         (b)  expressly agrees and acknowledges that the Administrative Agent
(i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

         (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing

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any audit or examination will inspect only specific information regarding the
Borrower and will rely significantly upon the books and records of the Borrower, as well as on representations of the Borrower's personnel;

         (d)  agrees, for the benefit of the Lender Group and, notwithstanding
Section 8.1, the Loan Parties, to keep all Reports and other material, non-public information regarding the Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify the Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

         (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         In addition to the foregoing: (x) any Lender may from time to time request of the Administrative Agent in writing that the Administrative Agent provide to such Lender a copy of any report or document provided by the Borrower to the Administrative Agent that has not been contemporaneously provided by the Borrower to such Lender, and, upon receipt of such request, the Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that the Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrower, any Lender may, from time to time, reasonably request the Administrative Agent to exercise such right as specified in such Lender's notice to the Administrative Agent, whereupon the Administrative Agent promptly shall request of the Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Borrower, the Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that the Administrative Agent renders to the Borrower a

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statement regarding the Register, the Administrative Agent shall send a copy of such statement to each Lender.

         8.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agents in their capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 8.7, no member of the Lender Group shall have any liability for the acts or any other Lender. No Agent or Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         8.19 The Arranger; the Syndication Agent. Neither the Arranger nor the Syndication Agent, in their respective capacities as such, shall have any duties or responsibilities, and shall incur any liability, under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Majority Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Majority Lenders) the Agents and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

         (a) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

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         (b)  amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Majority Lender and/or Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guaranty and Collateral Agreement, in each case without the consent of all Lenders;

         (c) amend, modify or waive any provision of Sections 5.14, 6.19, 6.20 and 6.21 without the consent of the Required Lenders;

         (d) amend, modify or waive any provision of Section 8 without the consent of any Agent directly affected thereby;

         (e) amend, modify or waive any provision of Section 2.9 without the consent of each Lender directly affected thereby; or

         (f) be effective without the consent of the Administrative Agent (i) on or prior to the date 90 days after the Closing Date or (ii) at any time after the 90th day after the Closing Date in the event a Default has occurred and is continuing.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.1; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Majority Lenders.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or

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three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) to the Borrower at the address set forth below, (b) in the case of the Agents, to the Administrative Agent and the Arranger at the respective addresses set forth below, (c) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (d) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

              The Borrower:               Mission Resources Corporation
                                          1331 Lamar, Suite 1455
                                          Houston, Texas 77010
                                          Attention: Robert L. Cavnar
                                          Telecopy: (713) 495-3103

              with a copy to              Porter & Hedges, LLP
                                          700 Louisiana, Suite 3500
                                          Houston, Texas 77002
                                          Attention: William W. Wiggins, Jr.
                                                     Robert G. Reedy
                                          Telecopy: (713) 228-1331

              The Administrative Agent:   Foothill Capital Corporation
                                          2450 Colorado Avenue
                                          Suite 3000 West
                                          Santa Monica, California 90404
                                          Attention: Business Finance
                                                     Division Manager
                                          Telecopy:  (310) 478-9788
                                          Telephone:

              with a copy to:             Schulte Roth & Zabel LLP
                                          919 Third Avenue
                                          New York, New York 10022
                                          Attention: Frederic L. Ragucci
                                          Telecopy: (212) 593-5955

              The Arranger:               Farallon Capital Management, LLC
                                          One Maritime Plaza, Suite 1325
                                          San Francisco, California 94115
                                          Attn: Derek Schrier
                                          Facsimile: (415) 421-2133

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         with a copy to:         Weil, Gotshal & Manges LLP
                                 700 Louisiana, Suite 1600
                                 Houston, Texas 77002
                                 Attention: Steven D. Rubin
                                 Telecopy: (713) 224-9511

provided that any notice, given pursuant to Section 2 to any Agent or any Lender shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         9.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Lenders for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Loan Facility (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the Lenders and any Lender Group Expenses, (b) to pay or reimburse each Lender and the Agents for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the

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other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Loan Parties or any of their respective Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against them hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Loan Facility. Without limiting the foregoing, and to the extent permitted by applicable law, the Loan Parties agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 9.5 shall be submitted to the Chief Financial Officer of the Borrower (Telephone No. 713-495-3000) (Fax No. 713-495-3103), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6  Successors and Assigns; Participations and Assignments.

         (a) This Agreement shall be binding upon and inure to the benefit of, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

         (b) Any Lender may, with the consent of the Administrative Agent and the Borrower, which consent will not be unreasonably withheld (provided that no consent from the Administrative Agent or the Borrower shall be required at any time after the occurrence of a Bankruptcy Event), in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that, without the prior written consent of the Borrower and the Administrative Agent, (i) each such sale shall include an aggregate principal amount of not less than $1,000,000 and (ii) no sale shall result in a Lender holding less than $1,000,000 in aggregate principal amount of the Loans (other than in the case of a sale of all of a Lender's interests under this Agreement). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall

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

remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections
2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.11, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Agent and the Borrower, which consent, in each case, shall not be unreasonably withheld or delayed (provided that (i) no such consent need be obtained by any Farallon Entity for a period of 180 days following the Closing Date and (ii) no consent from the Borrower or Administrative Agent shall be required at any time after the occurrence of a Bankruptcy Event), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Agents is required pursuant to the foregoing provisions, by the Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, without the prior written consent of the Borrower and the Administrative Agent, (i) each such assignment to an Assignee (other than any Lender or any Affiliate thereof) shall include an assignment of not less than $1,000,000 in aggregate principal amount and (ii) no such assignment shall result in an Assignor holding less than $1,000,000 in aggregate principal amount of the Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this

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Agreement (and, in the case of an Assignment and Acceptance covering all of an
Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.10, 2.11 and 9.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

         (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall furnish the Borrower a copy of the Register and the notice information for each Lender, as requested by the Borrower from time to time.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Farallon Entity or (z) in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Notes of the assigning Lender) a new Note or Notes to the order of such Assignee in an amount equal to the applicable Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained any Loans, as the case may be, upon request, new Notes to the order of the Assignor in an amount equal to the Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

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         (f)  For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

         9.7  Adjustments; Set-off.

         (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with

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the benefits of any such Collateral, as shall be necessary to cause such
Benefitted Lender to share the excess payment or benefits of such Collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

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         (a)  submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         9.13 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

         9.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's

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professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.14), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section 9.14,
(i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. The foregoing notwithstanding, the obligations of confidentiality contained herein (the "Confidentiality Obligations"), as they relate to the financing transaction contemplated herein, shall not apply to the "tax structure" or "tax treatment" of the such financing (as these terms are used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Code); and the Borrower, any Agent or Lender (and any of their respective Representatives) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of the financing transaction contemplated herein (as these terms are defined in the Confidentiality Regulation). In addition, the Borrower, each Agent an the Lenders acknowledges that that none of them has a proprietary or exclusive right to any tax matter or tax idea related to the proposed financing transaction.

         9.15 Release of Collateral and Guarantee Obligations.

         (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property not prohibited by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

         (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

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         9.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders or the Required Lenders, as the case may be, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         9.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.18 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Closing Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respect continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement).

         9.19 Usury Savings Clause. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such

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Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 9.19 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 9.19. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.

           [The remainder of this page is intentionally left blank.]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       MISSION RESOURCES CORPORATION, as
                                       Borrower



                                       By: /s/ Richard W. Piacenti
                                           -------------------------------------
                                           Richard W. Piacenti
                                           Senior Vice President and Chief
                                                 Financial Officer



                                       FARALLON ENERGY LENDING, L.L.C., as
                                       Arranger and as a Lender



                                       By: /s/ Richard B. Fried
                                           -------------------------------------
                                           Richard B. Fried
                                           Managing Member



                                       FOOTHILL CAPITAL CORPORATION, as
                                       Administrative Agent



                                       By: /s/ Joshua W. Easterly
                                           -------------------------------------
                                           Joshua W. Easterly
                                           Vice President



                                       JEFFERIES & COMPANY, INC., as Syndication
                                       Agent



                                       By: /s/ Eric R. Macy
                                           -------------------------------------
                                           Eric R. Macy
                                           Executive Vice President


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                                                                    SCHEDULE 1.1

                               INITIAL COMMITMENTS

Name and Address of Lender                                   Initial Commitment
--------------------------                                   ------------------

FARALLON ENERGY FUNDING, L.L.C.                                 $80,000,000
One Maritime Plaza, Suite 1325
San Francisco, CA 94111


                             ADDITIONAL COMMITMENTS

Name and Address of Lender                                 Additional Commitment
--------------------------                                 ---------------------

FARALLON ENERGY FUNDING, L.L.C.                                 $10,000,000
One Maritime Plaza, Suite 1325
San Francisco, CA 94111